SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
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Check the appropriate box:
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     14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             HEALTHSOUTH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                             HEALTHSOUTH CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


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


                             HEALTHSOUTH CORPORATION
                             ONE HEALTHSOUTH PARKWAY
                            BIRMINGHAM, ALABAMA 35243



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS




     Our 2002 annual meeting of stockholders will be held at One HealthSouth Parkway, Birmingham, Alabama on Thursday, May 16, 2002, beginning at 2:00 p.m., Central Daylight Time. The meeting is being held for the following purposes:

       (1) To elect nine Directors to serve until our next annual meeting of stockholders and until their successors shall have been duly elected and qualified; and

       (2) To act on any other matter that may properly come before the annual meeting or any adjournment(s) or postponement(s) of the annual meeting.

     All stockholders of record who own shares of HEALTHSOUTH common stock at the close of business on March 28, 2002 are entitled to receive notice of and to vote at the annual meeting.

--------------------------------------------------------------------------------
  WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE,
  DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY, USING THE ENCLOSED PREPAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. ATTENDANCE AT THE MEETING DOES NOT OF ITSELF REVOKE YOUR PROXY.
--------------------------------------------------------------------------------


                                        BRANDON O. HALE
                                        Secretary



April 12, 2002

                             HEALTHSOUTH CORPORATION

                                 PROXY STATEMENT


                                  INTRODUCTION

     This proxy statement and the accompanying form of proxy are being sent to our stockholders in connection with our solicitation of proxies for use at the 2002 annual meeting of our stockholders or at any adjournment(s) or postponement(s) of the annual meeting. The annual meeting will be held on May 16, 2002, beginning at 2:00 p.m., Central Daylight Time, at our principal executive offices, located at One HealthSouth Parkway, Birmingham, Alabama. We encourage all of our stockholders to vote at the annual meeting, and we hope that the information contained in this document will help you decide how you wish to vote at the annual meeting. These proxy solicitation materials are being sent to our stockholders on or about April 12, 2002.

THE ANNUAL MEETING

Purpose of the Annual Meeting

     The purpose of the annual meeting is to elect a Board of Directors to serve until our 2003 annual meeting of stockholders and until their successors are duly elected and qualified to act.

Voting at the Annual Meeting; Proxies

     To vote at the annual meeting, you may attend the annual meeting and vote your shares of HEALTHSOUTH common stock in person, or you may appoint a person to act as your proxy who will vote your shares at the annual meeting in accordance with your instructions. If you wish to appoint a proxy who will vote your shares of HEALTHSOUTH common stock on your behalf at the annual meeting, you should complete, date, sign and return the form of proxy accompanying this document by using the enclosed prepaid envelope. If you properly complete, date and sign your proxy and it is received by Mellon Investor Services, L.L.C. before, or by us at, the annual meeting, your shares of HEALTHSOUTH common stock will be voted in accordance with the voting instructions you completed on the proxy, unless you have validly revoked the proxy. If you properly date and sign and return a proxy, but you fail to complete the voting instructions, your shares of HEALTHSOUTH common stock will be voted FOR the election of each nominee named under the section of this document captioned "Election of Directors".

     We do not currently anticipate that any other matters will be presented for action at the annual meeting. If any other matters are properly presented for action, the person(s) named on your proxy will vote your shares of HEALTHSOUTH common stock on these other matters in their discretion and best judgment, under the discretionary authority you have granted to them in your proxy.

     You may revoke your proxy at any time prior to its exercise at the annual meeting by:

     o writing to us notifying us that you wish to revoke your proxy;

     o properly completing, dating, signing and returning to us another proxy which is granted and dated after any other proxy previously granted by you; or

     o attending the annual meeting and voting in person.

     Notices of revocation should be addressed to us as follows:


                             HEALTHSOUTH Corporation
                             One HealthSouth Parkway
                            Birmingham, Alabama 35243
                      Attention: Brandon O. Hale, Secretary

     Notices of revocation of your proxy must be received by us at the address above as originals sent by U.S. mail or overnight courier. You may not revoke your proxy by any other means.

     If you grant a proxy, you are not prevented from attending the annual meeting and voting in person. However, your attendance at the annual meeting will not by itself revoke a proxy that you have previously granted; you must vote in person at the annual meeting to revoke your proxy. If you have instructed your broker, nominee, custodian or other fiduciary to vote your shares of HEALTHSOUTH common stock, you must contact that fiduciary and follow its directions on how to change your vote.


Quorum; Voting Rights

     Our Board of Directors has determined that those stockholders who are recorded in our record books as owning shares of HEALTHSOUTH common stock as of the close of business on March 28, 2002, are entitled to receive notice of and to vote at the annual meeting. As of the record date, there were 392,793,890 shares of HEALTHSOUTH common stock issued and outstanding.

     Before any business may be transacted at the annual meeting, a quorum must be present. A quorum will be present if a majority of the shares of HEALTHSOUTH common stock which are entitled to vote at the annual meeting are present in person or represented by proxy at the annual meeting.

     Each share of common stock is entitled to one vote on any matter to properly come before the annual meeting.

     There are no dissenters' rights of appraisal in connection with any stockholder vote to be taken at the annual meeting.


Proxy Solicitation

     This proxy solicitation is being made by our Board of Directors. To assist us in soliciting proxies, we have retained Mellon Investor Services, L.L.C., a proxy soliciting firm, and we have agreed to pay Mellon Investor Services, L.L.C. a fee of $12,000, and all reasonable out-of-pocket expenses incurred by it in connection with the provision of its services. In addition, our Directors, officers and other employees, not specifically employed for this purpose, may also solicit proxies by personal interview, mail, telephone or facsimile. They will not receive additional compensation for their efforts. We will bear the entire cost of this proxy solicitation. We will request banks, brokers, nominees, custodians and other fiduciaries, who hold shares of HEALTHSOUTH common stock in street name, to forward these proxy solicitation materials to the beneficial owners of those shares and we will reimburse them the reasonable out-of-pocket expenses they incur in doing so.


Effect of "Abstentions" and "Broker Non-Votes"

     We intend to count "abstentions" and "broker non-votes" only for the purpose of determining if a quorum is present at the annual meeting; they will not be counted as votes cast on any other proposal which requires the vote of our stockholders. An "abstention" will occur at the annual meeting if your shares of HEALTHSOUTH common stock are deemed to be present at the annual meeting, either because you attend the annual meeting or because you have properly completed and returned a proxy, but you do not vote on any proposal or other matter which is required to be voted on by our stockholders at the annual meeting. A "broker non-vote" will occur if your shares of HEALTHSOUTH common stock are held by a broker or nominee and your shares are deemed to be present at the annual meeting but you have not instructed your broker or nominee how to vote your shares. Brokerage firms which hold shares in street name may not vote a client's shares with respect to any "non-discretionary" item if the client has not furnished voting instructions to the brokerage firm. You should consult your broker if you have any questions about this.

     Abstentions and broker non-votes will have no effect in connection with the election of Directors because the Directors are elected by a majority of the shares of HEALTHSOUTH common stock present or represented and entitled to be voted at the annual meeting. No other matters are expected to be voted on at the annual meeting.

                              ELECTION OF DIRECTORS

GENERAL

     Our bylaws permit our Board of Directors to determine the number of our Directors. Our Board of Directors proposes that each of the nine nominees listed below be elected at the annual meeting as members of our Board of Directors, to serve until the annual meeting of our stockholders in 2003 or until such nominee's successor is duly elected and qualified. The affirmative vote of a majority of the shares of HEALTHSOUTH common stock present or represented and entitled to vote at the annual meeting is required for the election of each nominee. Unless otherwise instructed on the proxy, the persons designated as proxies will vote the shares represented by them FOR the election of the nominees listed below. If a nominee becomes unable or unwilling to accept the nomination or election, the persons designated as proxies will be entitled to vote for any other person designated as a substitute nominee by our Board of Directors.

     Our bylaws require that any stockholder wishing to nominate a candidate for Director (in addition to the nominees proposed by our Board of Directors) must submit such nomination in writing to our corporate secretary so that such nomination is received not later than the 30th day preceding the date set for any meeting of stockholders at which Directors are to be elected. Any such nomination must be accompanied by a written statement from the nominee indicating that he or she is qualified and willing to serve as a Director if so elected. As of the record date for the annual meeting, we had received no such nominations.

NOMINEES FOR DIRECTOR

     Information relating to each of the nominees proposed by our Board of Directors for election as one of our Directors is set out below. We have no reason to believe that any of the following nominees will be unable to serve.


                                                PRINCIPAL OCCUPATION
                                                 AND ALL POSITIONS                A DIRECTOR
           NAME               AGE                 WITH HEALTHSOUTH                  SINCE
--------------------------   -----   -----------------------------------------   -----------
Richard M. Scrushy            49     Chairman of the Board                          1984
                                     and Chief Executive Officer
                                     and Director
Phillip C. Watkins, M.D.      60     Physician,                                     1984
                                     Birmingham, Alabama,
                                     and Director
George H. Strong              75     Private Investor,                              1984
                                     Locust, New Jersey,
                                     and Director
C. Sage Givens                45     General Partner,                               1985
                                     Acacia Venture Partners
                                     and Directors
Charles W. Newhall III        57     Partner, New Enterprise                        1985
                                     Associates Limited Partnerships,
                                     and Director
John S. Chamberlin            73     Private Investor,                              1993
                                     Princeton, New Jersey,
                                     and Director
Joel C. Gordon                72     Private Investor,                              1996
                                     Consultant to the Company
                                     and Director
Larry D. Striplin, Jr.        72     Chairman and Chief Executive Officer,          1999
                                     Nelson-Brantley Glass Contractors, Inc.,
                                     and Director
William T. Owens              43     President                                      2001
                                     and Chief Operating Officer
                                     and Director

     Richard M. Scrushy, one of our management founders, has served as Chairman of the Board and Chief Executive Officer of HEALTHSOUTH since 1984, and also served as President of HEALTHSOUTH from 1984 until March 1995. From 1979 to 1984, Mr. Scrushy was with Lifemark Corporation, a publicly owned healthcare corporation, serving in various operational and management positions. Mr. Scrushy was until February 2001 a director of CaremarkRx, Inc., a publicly traded pharmacy benefits management company, for which he also served as Acting Chief Executive Officer from January 16 through March 18, 1998 and as Chairman of the Board from January 16 through December 1, 1998.

     Phillip C. Watkins, M.D., FACC, is and has been for more than five years in the private practice of medicine in Birmingham, Alabama. A graduate of The Medical College of Alabama, Dr. Watkins is a Diplomate of the American Board of Internal Medicine. He is also a Fellow of the American College of Cardiology and the Subspecialty Board of Cardiovascular Disease.

     George H. Strong retired as senior vice president and chief financial officer of Universal Health Services, Inc. in December 1984, a position he held for more than six years. Mr. Strong is a private investor and continued to act as a director of Universal Health Services, Inc., a publicly traded hospital management corporation, until 1993. Mr. Strong is also a director of AmeriSource, Inc., a large drug wholesaler.

     C. Sage Givens is a founder and managing general partner of Acacia Venture Partners, a private venture capital fund. From 1983 to June 30, 1995, Ms. Givens was a general partner of First Century Partners, also a private venture capital fund. Ms. Givens managed the fund's healthcare investments. Ms. Givens also serves on the boards of directors of several privately-held healthcare companies.

     Charles W. Newhall III is a general partner and founder of New Enterprise Associates Limited Partnerships, Baltimore, Maryland, where he has been engaged in the venture capital business since 1978. Mr. Newhall is also a director of CaremarkRx, Inc.

     John S. Chamberlin retired in 1988 as president and chief operating officer of Avon Products, Inc., a position he had held since 1985. From 1976 until 1985, he served as chairman and chief executive officer of Lenox, Incorporated, after 22 years in various assignments for General Electric. From 1990 to 1991, he served as chairman and chief executive officer of New Jersey Publishing Co. Mr. Chamberlin is chairman of the board of WNS, Inc. He is chairman of the Board of Trustees of the Medical Center at Princeton and is a trustee of the Woodrow Wilson National Fellowship Foundation.

     Joel C. Gordon served as Chairman of the Board of Directors of Surgical Care Affiliates, Inc. from its founding in 1982 until January 17, 1996, when we acquired SCA. Mr. Gordon also served as Chief Executive Officer of SCA from 1987 until January 17, 1996. Mr. Gordon is a private investor and serves on the boards of directors of Genesco, Inc., an apparel manufacturer, and SunTrust Bank of Nashville, N.A.

     Larry D. Striplin, Jr. has been the Chairman and Chief Executive Officer of Nelson-Brantley Glass Contractors, Inc. and Chairman and Chief Executive Officer of Circle "S" Industries, Inc. for more than five years. Mr. Striplin is a member of the boards of directors of Kulicke & Suffa Industries, Inc., a publicly traded manufacturer of electronic equipment and The Banc Corporation.

     William T. Owens, C.P.A., joined HEALTHSOUTH in March 1986 as Controller and was appointed Vice President and Controller in December 1986. He was appointed Group Vice President -- Finance and Controller in June 1992, Senior Vice President -- Finance and Controller in February 1994 and Group Senior Vice President -- Finance and Controller in March 1998. In February 2000, he was named Executive Vice President and Chief Financial Officer, and in March 2001 he was named a Director. In August 2001, he was named President and Chief Operating Officer of HEALTHSOUTH. Prior to joining HEALTHSOUTH, Mr. Owens served as a certified public accountant on the audit staff of the Birmingham, Alabama office of Ernst & Whinney (now Ernst & Young LLP) from 1981 to 1986.


MANAGEMENT MATTERS

     There are no arrangements or understandings known to us between any of our Directors, nominees for Director or executive officers and any other person pursuant to which any of those persons was elected as a Director or an executive officer, except the Employment Agreement between us and

Richard M. Scrushy described elsewhere in this Proxy Statement (see "Executive Compensation and Other Information -- Compensation Committee Report on Executive Compensation -- Chief Executive Officer Compensation"; and except that we initially agreed to appoint Mr. Gordon to the Board of Directors in connection with the SCA merger. There are no family relationships between any Directors or executive officers of HEALTHSOUTH. None of our Directors or executive officers is a party to any material proceedings adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries. The Board of Directors held a total of seven meetings during 2001.

     We have Employment Agreements with some of our executive officers in addition to Mr. Scrushy. See "Executive Compensation and Other Information -- Compensation Committee Report on Executive Compensation -- Other Executive Employment Agreements". Except for such Employment Agreements and except for the broad-based retirement plans described under "Executive Compensation and Other Information -- Retirement Investment Plan" and "Executive Compensation and Other Information -- Employee Stock Benefit Plan" and the Executive Deferred Compensation Plan described under "Executive Compensation and Other Information -- Deferred Compensation Plan", there are no compensatory plans or arrangements with respect to any such executive officer which result or will result from the resignation or retirement of such executive officer or any other termination of such executive officer's employment with HEALTHSOUTH and its subsidiaries or from a change in control of or from a change in such executive officer's responsibilities following a change in control of HEALTHSOUTH.

     The Board of Directors currently has four standing committees: the Audit Committee, which is responsible for reviewing all reports made by our auditors and monitoring internal controls; the Compensation Committee, which is responsible for reviewing our compensation programs and administering our stock option plans; the Corporate Compliance Committee, which is responsible for establishing and reviewing our Corporate Compliance Program and otherwise ensuring that we conduct our operations in compliance with federal, state and local laws and regulations; and the Nominating Committee, which is responsible for proposing and recommending to the Board of Directors potential candidates for the Board. During 2001, the Audit Committee consisted of C. Sage Givens, Larry D. Striplin, Jr. and George H. Strong, Chairman; the Compensation Committee consisted of John S. Chamberlin, Phillip C. Watkins, M.D. and Larry D. Striplin, Jr., Chairman; the Corporate Compliance Committee consisted of Charles
W. Newhall IIII, Phillip C. Watkins, M.D., Brandon O. Hale and Joel C. Gordon, Chairman; and the Nominating Committee consisted of C. Sage Givens, Charles W. Newhall III and George H. Strong. All members of such committees are outside directors, except for Mr. Hale, who is our Senior Vice President - Administration and Secretary and Corporate Compliance Officer. All members of these committees continue to serve in such capacities.

     The Audit Committee met separately from the Board once in 2001 and, through its Chairman, reviewed and approved our financial statements each quarter before the filing of our Quarterly Reports on Form 10-Q. The Compensation Committee met once and acted by unanimous written consent three times in 2001. The Corporate Compliance Committee met three times in 2001. The Nominating Committee did not meet in 2001.

     There are no other standing audit, nominating or compensation committees of the Board of Directors.

BOARD COMPENSATION

     Directors who are not also employed by us are paid Directors' fees of $10,000 per year, plus $3,000 for each meeting of the Board of Directors and $1,000 for each Committee meeting attended. In addition, Directors are reimbursed for all out-of-pocket expenses incurred in connection with their duties as Directors. Our Directors, including employee Directors, have been granted non-qualified stock options to purchase shares of HEALTHSOUTH common stock. Under our existing stock option plans, each non-employee Director is granted an option covering 25,000 shares of common stock on the first business day in January of each year. See "Executive Compensation and Other Information -- Stock Option Plans".

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and Directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the

New York Stock Exchange. Executive officers, Directors and beneficial owners of more than 10% of HEALTHSOUTH's common stock are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to us, or written representations that no reports on Form 5 were required, we believe that for the period from January 1, 2001, through December 31, 2001, all of our executive officers, Directors and greater-than-10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION


EXECUTIVE COMPENSATION -- GENERAL


     The following table sets forth compensation paid or awarded to our Chief Executive Officer, as well as each of our other four most highly compensated executive officers and a former executive officer for whom disclosure would have been required had he been serving as an executive officer at December 31, 2001, for all services rendered to HEALTHSOUTH and its subsidiaries in 1999, 2000 and 2001.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                   -----------------------------------  ---------------------------------
                                                          BONUS/ANNUAL      STOCK           RESTRICTED           ALL
                                                            INCENTIVE       OPTION            STOCK           OTHER COM-
NAME AND CURRENT POSITION           YEAR      SALARY          AWARD         AWARDS            AWARDS         PENSATION(1)
---------------------------------  ------ -------------  --------------  -----------   -------------------  -------------
Richard M. Scrushy                 1999    $1,634,031              --     1,050,000       $  1,293,750(3)      $54,145
Chairman of the Board              2000     3,654,849              --       800,000                 --          55,475
and Chief Executive Officer(2)     2001     3,961,169      $6,500,000     1,200,000                 --          58,322

William T. Owens                   1999    $  272,944              --        55,000       $    970,313(3)      $ 2,643
President                          2000       386,510              --        75,000                 --           1,908
and Chief Operating Officer        2001       502,115      $1,500,000       400,000                 --           4,755

Larry D. Taylor                    1999    $  183,298              --       113,166                 --         $ 4,449
President - Ambulatory Services    2000       278,796      $   75,000        30,000                 --           3,380
                                   2001       452,076         500,000       150,000                 --           6,148

Patrick A. Foster                  1999    $  275,977              --       125,000       $    970,313(3)      $ 3,298
President -- Inpatient             2000       356,043              --        60,000                 --           2,434
Operations                         2001       337,922      $  500,000       150,000                 --           6,155

Robert E. Thomson                  1999    $  402,987              --       125,000       $    970,313(3)      $ 4,994
Formerly President -- Inpatient    2000       396,162              --        60,000                 --           2,849
Operations                         2001        85,556      $  500,000       100,000                 --           5,474

Thomas W. Carman                   1999    $  295,167              --        65,000       $    970,313(3)      $ 3,012
Executive Vice President --        2000       326,300      $   50,000        20,000                 --           2,270
Corporate Development              2001       361,651          75,000        80,000                 --           5,814

----------
(1) For the year ending December 31, 2001, this category includes (a) matching contributions under the HEALTHSOUTH Retirement Investment Plan of $1,020 for Mr. Scrushy, $0 for Mr. Owens, $1,393 for Mr. Taylor, $1,400 for Mr. Foster, $719 for Mr. Thomson and $1,059 for Mr. Carman; (b) awards under our Employee Stock Benefit Plan of $3,263 for Mr. Scrushy, $3,263 for Mr. Owens, $3,263 for Mr. Taylor, $3,263 for Mr. Foster, $3,263 for Mr. Thomson and $3,263 for Mr. Carman; and (c) split-dollar life insurance premiums paid of $54,039 with respect to Mr. Scrushy, $1,492 with respect to Mr. Owens, $1,492 with respect to Mr. Taylor, $1,492 with respect to Mr. Foster, $1,492 with respect to Mr. Thomson and $1,492 with respect to Mr. Carman. See "Executive Compensation and Other Information -- Retirement Investment Plan" and "Executive Compensation and Other Information -- Employee Stock Benefit Plan".

(2) Salary amounts for Mr. Scrushy include monthly incentive compensation amounts payable upon achievement of certain budget targets. Effective November 1, 1998, Mr. Scrushy voluntarily suspended receipt of his base salary and monthly incentive compensation through March 31, 1999, and voluntarily took reduced compensation through January 2, 2000. See "Executive Compensation and Other Information -- Compensation Committee Report on Executive Compensation -- Chief Executive Officer Compensation".

(3) The value of restricted stock awards in 1999 reflects the closing price of HEALTHSOUTH common stock at the date of the award. The value of these awards measured at December 31, 2001 was $1,482,000 for the award to Mr. Scrushy (100,000 shares) and $1,111,500 for the awards to each of Messrs. Owens, Carman and Foster (75,000 shares each). The award to Mr. Thomson lapsed in 2001. The awards vest five years from the date of grant, except as otherwise provided in our 1998 Restricted Stock Plan. See "Executive Compensation and Other Information - 1998 Restricted Stock Plan".

STOCK OPTION GRANTS IN 2001

                                                   INDIVIDUAL GRANTS
                       --------------------------------------------------------------------------
                                       % OF TOTAL
                                         OPTIONS
                        NUMBER OF      GRANTED TO       EXERCISE
                         OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION      GRANT DATE
        NAME             GRANTED       FISCAL YEAR     PER SHARE        DATE        PRESENT VALUE
--------------------   -----------   --------------   -----------   ------------   --------------
Richard M. Scrushy      1,000,000          21.2%       $  13.875        1/3/11       $7,130,000
                          200,000           4.2%          11.99       11/13/11        1,232,000

William T. Owens          300,000           6.4%          13.875        1/3/11        2,139,000
                          100,000           2.1%          11.99       11/13/11          616,000

Larry D. Taylor           100,000           2.1%          13.875        1/3/11          713,000
                           50,000           1.1%          11.99       11/13/11          308,000

Patrick A. Foster         100,000           2.1%          13.875        1/3/11          713,000
                           50,000           1.1%          11.99       11/13/11          308,000

Robert E. Thomson         100,000           2.1%          13.875      11/29/03          713,000

Thomas W. Carman           50,000           1.1%          13.875        1/3/11          356,500
                           30,000           0.6%          11.99       11/13/11          184,800

----------
(1) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to certain variables, including the following: (i) stock price volatility is assumed to be 49%; (ii) the risk-free rate of return is assumed to be 5.1%; (iii) dividend yield is assumed to be 0; and
    (iv) the time of exercise is assumed to be 5.5 years from the date of grant.


STOCK OPTION EXERCISES IN 2001 AND OPTION VALUES AT DECEMBER 31, 2001


                                                                                                    VALUE OF UNEXERCISED
                                  NUMBER                     NUMBER OF UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                OF SHARES                       AT DECEMBER 31, 2001(1)           AT DECEMBER 31, 2001(2)
                                 ACQUIRED                   -------------------------------   --------------------------------
                                    ON           VALUE
            NAME                 EXERCISE      REALIZED      EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----------------------------   -----------   ------------   -------------   ---------------   ---------------   --------------
Richard M. Scrushy .........          --              --     15,722,524              --        $129,199,197              --
William T. Owens ...........          --              --        912,500              --           2,325,838              --
Larry D. Taylor ............      22,500      $  252,018        485,166          55,000           2,435,079        $359,944
Patrick A. Foster ..........     200,000       1,329,481        463,800              --           1,084,266              --
Robert E. Thomson ..........          --              --        855,000              --           2,619,725              --
Thomas W. Carman ...........     100,000       1,385,060        830,000              --           3,376,038              --

----------
(1) Does not reflect any options granted and/or exercised after December 31, 2001. The net effect of any such grants and exercises is reflected in the table appearing under "Principal Stockholders".

(2) Represents the difference between market price of HEALTHSOUTH common stock and the respective exercise prices of the options at December 31, 2001. Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon any exercise of such options will be based on the market price of the common stock at the time of any such exercise and thus are dependent upon future performance of the common stock.


STOCKHOLDER RETURN COMPARISON

     Set forth below is a line graph comparing the total returns of HEALTHSOUTH common stock, the Standard & Poor's 500 (S&P 500) Index and the Morgan Stanley Health Care Provider Index (RXH), an equal-dollar weighted index of 15 companies involved in the business of hospital management and medical/nursing services, including HEALTHSOUTH. The graph assumes $100 invested on December 31, 1996, in HEALTHSOUTH common stock and each of the indices. We assume reinvestment of dividends for purposes of the graph.

December 31             HEALTHSOUTH         S&P 500             RXH
-----------             -----------         -------             ---
   1996                   $100             $100               $100
   1997                    143.69           131.01             125.07
   1998                     79.94           165.95              87.93
   1999                     27.83           198.35              54.99
   2000                     84.47           178.24             103.43
   2001                     76.74           154.99             101.45

                                [Graph omitted.]

STOCK OPTION PLANS

     Set forth below is information concerning our various stock option plans at December 31, 2001. All share numbers and exercise prices have been adjusted as necessary to reflect previous stock splits.


1988 Non-Qualified Stock Option Plan

     In 1988 we adopted the 1998 Non-Qualified Stock Option Plan. Under this plan, the Audit and Compensation Committee of our Board of Directors, which administered the plan, had discretion to grant to our Directors, officers and other key employees options to purchase shares of HEALTHSOUTH common stock at the fair market value attributed to shares of HEALTHSOUTH common stock on the date the option was granted. The total number of shares of HEALTHSOUTH common stock covered by this plan was 4,800,000. The plan expired on February 28, 1998, in accordance with its terms. As of December 31, 2000, options granted under this plan to purchase 7,300 shares of HEALTHSOUTH common stock remained outstanding at an exercise price of $16.25 per share. All of these outstanding options remain valid and in full force and must be held and exercised in accordance with the terms of the plan. All of the options must be exercised within ten years after they were granted. All of the options granted under this plan terminate automatically within three months after termination of association as a Director or of employment, unless such termination is by reason of death. In addition, the options may not be transferred, except pursuant to the terms of a valid will or applicable laws of descent and distribution, and in the event additional shares of HEALTHSOUTH common stock are issued they are protected from dilution.


1989, 1990, 1991, 1992, 1993, 1995 and 1997 Stock Option Plans

     In each of 1989, 1990, 1991, 1992, 1993, 1995 and 1997 we adopted stock option plans to provide incentives to our Directors, officers and other key employees. Under each of these plans, the Compensation Committee of our Board of Directors, which administers each of the plans, has the discretion to grant to our Directors, officers and other key employees incentive or non-qualified options to purchase shares of HEALTHSOUTH common stock at the fair market value attributed to shares of HEALTHSOUTH common stock on the date the option is granted. The table below sets forth information regarding each plan, including the total number of shares of HEALTHSOUTH common stock which may be purchased under each of the plans, the total number of additional shares of

HEALTHSOUTH common stock which have been reserved for future use under each plan, the total number of shares of HEALTHSOUTH common stock which may be purchased under options which have been granted under each plan and which were outstanding on December 31, 2001 and the price or range of prices at which shares may be purchased if the options are exercised.


                            MAXIMUM NUMBER
                             OF SHARES OF            NUMBER OF
                              HEALTHSOUTH      ADDITIONAL SHARES OF
                             COMMON STOCK           HEALTHSOUTH
                              SUBJECT TO           COMMON STOCK
                          PURCHASE UNDER THE     RESERVED FOR USE
      NAME OF PLAN               PLAN             UNDER THE PLAN
------------------------ -------------------- ----------------------
1989 Stock Option Plan         2,400,000              None
1990 Stock Option Plan         3,600,000              None
1991 Stock Option Plan        11,200,000              None
1992 Stock Option Plan         5,600,000              None
1993 Stock Option Plan         5,600,000              None
1995 Stock Option Plan        22,359,992(1)          15,422
1997 Stock Option Plan         5,000,000             30,027


                            NUMBER OF SHARES OF
                                HEALTHSOUTH         PRICE OR RANGE OF       DATE THE PLAN TERMINATED OR WILL
                               COMMON STOCK          PRICES AT WHICH     TERMINATE UNLESS OTHERWISE DETERMINED
                          SUBJECT TO PURCHASE IF      SHARES MAY BE      BY OUR BOARD OF DIRECTORS OR IF ALL OF
                                ALL OPTIONS         PURCHASED SUBJECT          THE SHARES OF HEALTHSOUTH
                              OUTSTANDING ON            TO OPTIONS         COMMON STOCK RESERVED FOR ISSUANCE
                             DECEMBER 31, 2001        OUTSTANDING ON     UNDER THE PLAN HAVE BEEN PURCHASED DUE
      NAME OF PLAN             ARE EXERCISED        DECEMBER 31, 2001          TO OPTIONS BEING EXERCISED
------------------------ ------------------------ --------------------- ---------------------------------------
1989 Stock Option Plan              51,752        $ 8.375                          October 25, 1999
1990 Stock Option Plan             100,504        $ 8.375                          October 15, 2000
1991 Stock Option Plan           3,102,362        $3.7825 -- $16.25                   June 19, 2001
1992 Stock Option Plan           3,707,000        $3.7825 -- $23.625                  June 16, 2002
1993 Stock Option Plan           2,463,025        $ 3.375 -- $23.625                 April 19, 2003
1995 Stock Option Plan          19,656,943        $ 4.875 -- $28.0625                  June 5, 2005
1997 Stock Option Plan           3,546,328        $ 4.875 -- $28.0625                April 30, 2007

----------
(1) At December 31, 2001; to be increased by 0.9% of the outstanding shares of HEALTHSOUTH common stock as of January 1 of each calendar year thereafter until the plan terminates.


     Until options granted under each of these plans expire or terminate, they remain valid and in full force and must be held and exercised in accordance with the terms of the plan under which they were issued. Each option granted under each of these plans, whether incentive or non-qualified, must be exercised within ten years after the date it was granted and each option granted under these plans, whether incentive or non-qualified, will terminate automatically within three months after a Director no longer is associated with us or an officer or key employee is no longer employed with us, except if the termination of association or employment is by reason of death. In addition, the options may not be transferred, except pursuant to the terms of a valid will or applicable laws of descent and distribution (except for various permitted transfers to family members or charities). In the event additional shares of HEALTHSOUTH common stock are issued, each option granted under these plans is protected from dilution.


1993 Consultants' Stock Option Plan

     In 1993 we adopted the 1993 Consultants' Stock Option Plan to provide incentives to non-employee consultants who provide significant services to us. Under this plan, our Board of Directors, which administers the plan, has the discretion to grant to these non-employee consultants options to purchase shares of HEALTHSOUTH common stock at prices to be determined by our Board of Directors or a committee of our Board of Directors to whom this discretion has been delegated. The plan will expire on February 25, 2003 unless terminated earlier at the discretion of our Board of Directors or as a result of all of the shares of HEALTHSOUTH common stock reserved under this plan having been purchased by the exercise of options granted under this plan. The total number of shares of HEALTHSOUTH common stock covered by this plan is 3,500,000. As of December 31, 2001, options granted under this plan to purchase 1,243,833 shares of HEALTHSOUTH common stock remained outstanding at exercise prices ranging from $3.375 to $28.00 per share, and 26,000 shares remain available for the grant of options under this plan. All of these options remain valid and in full force and must be held and exercised in accordance with the terms of the plan. All of these options must be exercised within ten years after they were granted, although they may be exercised at any time during this ten-year period. All of these options terminate automatically within three months after termination of association with us, unless such termination is by reason of death. In addition, the options may not be transferred, except pursuant to the terms of a valid will or applicable laws of descent and distribution, and in the event additional shares of HEALTHSOUTH common stock are issued the options are protected from dilution.


1999 Exchange Stock Option Plan

     In 1999, we adopted our 1999 Exchange Stock Option Plan (the "Exchange Plan") under which NQSOs could be granted, covering a maximum of 2,750,000 shares of common stock. The Exchange Plan was approved by our stockholders on May 20, 1999. The Exchange Plan was adopted after a protracted period of depression in the price of HEALTHSOUTH common stock and provided that HEALTHSOUTH employees (other than Directors and executive officers, who were eligible to participate) who held outstanding stock options with an exercise price equal to or greater than $16.00 could exchange such options for NQSOs issued under the Exchange Plan. Options granted under the Exchange Plan would have an exercise price equal to the closing price per share of our common stock on the New York Stock Exchange Composite Transactions Tape on May 20, 1999, would be deemed to have been granted on May 20, 1999, and would have durations and vesting restrictions identical to those affecting the options surrendered. Eligible options with an exercise price between $16.00 and $22.00 per share could be surrendered in exchange for an option under the Exchange Plan covering two shares of common stock for each three shares of common stock covered by the surrendered options, and eligible options having an exercise price of $22.00 per share or greater could be surrendered in exchange for an option under the Exchange Plan covering three shares of common stock for each four shares of common stock covered by the surrendered option. Each optionholder surrendering options was required to retain eligible options covering 10% of the aggregate number of shares covered by the options eligible for surrender. The Exchange Plan expired on September 30, 1999, at which time options covering 1,716,707 shares of common stock had been issued under the Exchange Plan at an exercise price of $13.3125 per share. Options covering 1,169,915 shares remained outstanding at December 31, 2001. Options granted under the Exchange Plan are nontransferable except by will or pursuant to the laws of descent and distribution (except for certain permitted transfers to family members or charities), are protected against dilution and expire within three months of termination of employment, unless such termination is by reason of death.


Other Stock Option Plans

     In connection with some of our major acquisitions, we assumed existing stock option plans of the acquired companies, and outstanding options to purchase stock of the acquired companies under such plans were converted into options to acquire common stock in accordance with the exchange ratios applicable to such mergers. At December 31, 2001, there were outstanding under these assumed plans options to purchase 538,888 shares of HEALTHSOUTH common stock at exercise prices ranging from $5.28 to $36.9718 per share. No additional options are being granted under any such assumed plans.


1998 RESTRICTED STOCK PLAN

     In 1998, we adopted the 1998 Restricted Stock Plan (the "Restricted Stock Plan"), covering a maximum of 3,000,000 shares of HEALTHSOUTH common stock. The Restricted Stock Plan, which is administered by the Compensation Committee of our Board of Directors, provides that executives and other key employees of HEALTHSOUTH and its subsidiaries may be granted restricted stock awards vesting over a period of not less than one year and no more than ten years, as determined by the Committee. The Restricted Stock Plan terminates on the earliest of (a) May 28, 2008, (b) the date on which awards covering all shares of common stock reserved for issuance thereunder have been granted and are fully vested thereunder, or (c) such earlier time as the Board of Directors may determine. Awards under the Restricted Stock Plan are nontransferable except by will or pursuant to the laws of descent and distribution (except for certain permitted transfers to family members), are protected against dilution and are forfeitable upon termination of a participant's employment to the extent not vested. On May 17, 1999, the Compensation Committee of the Board of Directors granted restricted stock awards covering 850,000 shares of HEALTHSOUTH common stock to various of our executive officers. These shares vest in full upon the earliest to occur of (a) five years from the date of the award, (b) a Change in Control (as defined) of HEALTHSOUTH, or (c) unless the Compensation Committee otherwise determines, upon the recipient's termination of employment by reason of death, disability or retirement. Awards covering 200,000 of such shares and 75,000 of such shares lapsed without vesting in 2000 and 2001, respectively, and an award covering 100,000 shares vested upon the retirement of the recipient.


RETIREMENT INVESTMENT PLAN

     Effective January 1, 1990, we adopted the HEALTHSOUTH Retirement Investment Plan (the "401(k) Plan"), a retirement plan intended to qualify under Section 401(k) of the Code. The 401(k) Plan is open to all of our full-time and part-time employees who are over the age of 21, have one full year of service with HEALTHSOUTH and have at least 1,000 hours of service in the year in which they enter the 401(k) Plan. Eligible employees may elect to participate in the Plan on January 1 and July 1 in each year.

     Under the 401(k) Plan, participants may elect to defer up to 15% of their annual compensation (subject to nondiscrimination rules under the Code). The deferred amounts may be invested among four options, at the participant's direction: a money market fund, a bond fund, a guaranteed insurance contract or an equity fund. We will match a minimum of 15% of the amount deferred by each participant, up to 4% of such participant's total compensation, with the matched amount also directed by the participant. See Note 12 of "Notes to Consolidated Financial Statements" in Appendix A.

     William T. Owens, President and Chief Operating Officer, and Brandon O. Hale, Senior Vice President -- Administration and Secretary, serve as Trustees of the 401(k) Plan, which is administered by HEALTHSOUTH.


EMPLOYEE STOCK BENEFIT PLAN

     Effective January 1, 1991, we adopted the HEALTHSOUTH Rehabilitation Corporation and Subsidiaries Employee Stock Benefit Plan (the "ESOP"), a retirement plan intended to qualify under sections 401(a) and 4975(e)(7) of the Code. The ESOP is open to all of our full-time and part-time employees who are over the age of 21, have one full year of service with HEALTHSOUTH and have at least 1,000 hours of service in the year in which they begin participation in the ESOP on the next January 1 or July 1 after the date on which such employee satisfies the conditions mentioned above.

     The ESOP was established with a $10,000,000 loan from HEALTHSOUTH, the proceeds of which were used to purchase 1,655,172 shares of HEALTHSOUTH common stock. In 1992, an additional $10,000,000 loan was made to the ESOP, which was used to purchase an additional 1,666,664 shares of common stock. Under the ESOP, a company stock account is established and maintained for each eligible employee who participates in the ESOP. In each plan year, this account is credited with such employee's allocable share of the common stock held by the ESOP and allocated with respect to that plan year. Each employee's allocable share for any given plan year is determined according to the ratio which such employee's compensation for such plan year bears to the compensation of all eligible participating employees for the same plan year.

     Eligible employees who participate in the ESOP and who have attained age 55 and have completed 10 years of participation in the ESOP may elect to diversify the assets in their company stock account by directing the plan administrator to transfer to the 401(k) Plan a portion of their company stock account to be invested, as the eligible employee directs, in one or more of the investment options available under the 401(k) Plan. See Note 12 of "Notes to Consolidated Financial Statements" in Appendix A.

     Richard M. Scrushy, Chairman of the Board and Chief Executive Officer, William T. Owens, President and Chief Operating Officer, and Brandon O. Hale, Senior Vice President -- Administration and Secretary of the Company, serve as Trustees of the ESOP, which is administered by HEALTHSOUTH.


STOCK PURCHASE PLAN

     In order to further encourage employees to obtain equity ownership in HEALTHSOUTH, the Board of Directors adopted an Employee Stock Purchase Plan effective January 1, 1994. Under the Stock Purchase Plan, participating employees may contribute $10 to $200 per pay period toward the purchase of HEALTHSOUTH common stock in open-market transactions. The Stock Purchase Plan is open to regular full-time or part-time employees who have been employed for six months and are at least 21 years old. After six months of participation in the Stock Purchase Plan, we currently provide a 20% matching contribution to be applied to purchases under the Stock Purchase Plan. We also pay all fees and brokerage commissions associated with the purchase of the stock. The Stock Purchase Plan is administered by a broker-dealer firm not affiliated with HEALTHSOUTH.

DEFERRED COMPENSATION PLAN

     In 1997, the Board of Directors adopted an Executive Deferred Compensation Plan, which allows senior management personnel to elect, on an annual basis, to defer receipt of up to 50% of their base salary and up to 100% of their annual bonus, if any (but not less than an aggregate of $2,400 per year) for a minimum of five years from the date such compensation would otherwise have been received. Amounts deferred are held by HEALTHSOUTH pursuant to a "rabbi trust" arrangement, and amounts deferred are credited with earnings at an annual rate equal to the Moody's Average Corporate Bond Yield Index (the "Moody's Rate"), as adjusted from time to time, or the Moody's Rate plus 2% if a participant's employment is terminated by reason of retirement, disability or death or within 24 months of a change in control of HEALTHSOUTH. Amounts deferred may be withdrawn upon retirement, termination of employment or death, upon a showing of financial hardship, or voluntarily with certain penalties. The Deferred Compensation Plan is administered by an Administrative Committee, currently consisting of William T. Owens, President and Chief Operating Officer, and Brandon O. Hale, Senior Vice President -- Administration and Secretary.


1999 EXECUTIVE EQUITY LOAN PLAN

     In order to provide its executive officers and other key employees with additional incentive for future endeavor and to align the interests of our management and our stockholders by providing a mechanism to enhance ownership of HEALTHSOUTH common stock by executives and key employees, we adopted the 1999 Executive Equity Loan Plan (the "Loan Plan"), which was approved by our stockholders on May 20, 1999. Under the Loan Plan, the Compensation Committee of the Board of Directors may approve loans to our executive and key employees to be used for purchases of HEALTHSOUTH common stock. The maximum aggregate principal amount of loans outstanding under the Loan Plan may not exceed $50,000,000. Loans under the Loan Plan have a maturity date of seven years from the date of the loan, subject to acceleration and termination as provided in the Loan Plan. The maturity date may be extended for up to one additional year by the Audit and Compensation Committee, acting in its discretion. The unpaid principal balance of each loan bears interest at a rate equal to the effective interest rate on the average outstanding balance under our principal credit agreement for each calendar quarter, adjustable as of the end of each calendar quarter. Interest compounds annually. Each loan is secured by a pledge of all the shares of HEALTHSOUTH common stock purchased with the proceeds of the loan. The pledged shares may not be sold for one year after the date on which they were acquired. Thereafter, one-third of the aggregate number of shares may be sold during each of the second, third and fourth years after the date of acquisitions, with any unsold portion carrying forward from year to year. The proceeds from any such sale must be used to repay a corresponding percentage of the principal amount of the loan. In addition, we may, but are not required to, repurchase the shares of a participant at such participant's original acquisition cost if the participant's employment is terminated, voluntarily or involuntarily or by reason of death or disability, within the first three years after the acquisition date, all as more fully described in the Loan Plan. Loans under the Loan Plan are made with full recourse, and each participant is required to repay all principal and accrued but unpaid interest upon the maturity of the loan, or its earlier acceleration or termination, irrespective of whether the participant has sold the underlying shares or whether the proceeds of such sale were sufficient to repay all principal and interest with respect to the loan. The Loan Plan terminates on the earlier of May 19, 2009 or such earlier time as the Board of Directors may determine.

     On September 10, 1999, loans aggregating $39,334,104 were made under the Loan Plan. Included in this amount were loans in the following amounts to then-serving executive officers:


                  NAME                       PRINCIPAL AMOUNT
----------------------------------------   -------------------
  Richard M. Scrushy ...................    $  25,218,114.87
  James P. Bennett .....................        5,043,622.97
  Michael D. Martin ....................        1,513,086.89
  P. Daryl Brown .......................        1,008,506.87
  Robert E. Thomson ....................        1,008,506.87
  Patrick A. Foster ....................        1,008,506.87
  Malcolm E. McVay .....................          100,850.69
  William W. Horton ....................           88,914.00

     The loans made to Mr. Bennett and Mr. Martin were repaid in full in 2000. The loans made to Mr. McVay, Mr. Foster, Mr. Horton and Mr. Thomson were repaid in 2001. In addition, loans made to six persons who were not executive officers had been repaid in full by December 31, 2001.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

     The establishment and review of HEALTHSOUTH's compensation plans have been delegated to the Compensation Committee of HEALTHSOUTH's Board of Directors, all of whom are outside Directors. John S. Chamberlin, Phillip C. Watkins, M.D. and Larry D. Striplin, Jr., who serves as Chairman, are the current members of the Committee. The Committee is charged by the Board of Directors with establishing a compensation plan which will enable HEALTHSOUTH to compete effectively for the services of qualified officers and key employees, to give those employees appropriate incentive to pursue the maximization of long-term stockholder value, and to recognize those employees' success in achieving both qualitative and quantitative goals for the benefit of HEALTHSOUTH. The Committee makes recommendations to the full Board of Directors as to appropriate levels of compensation for specific individuals, as well as compensation and benefit programs for the company as a whole.

     The following sections discuss the Committee's general philosophy and policies concerning compensation for executive officers of HEALTHSOUTH, as well as providing information concerning the specific implementation of such policies.


Compensation Philosophy and Policies for Executive Officers

     As its first principle, the Committee believes that HEALTHSOUTH executives should be rewarded based upon their success in meeting the company's operational goals, improving its earnings, maintaining its leadership role in the healthcare services field, and generating value for its stockholders, and the Committee strives to establish levels of compensation that take such factors into account and provide appropriate recognition for past achievement and incentive for future success. The Committee recognizes that the demand for executives with expertise and experience in the healthcare services field is intense. In order to attract and retain qualified persons, the Committee believes that HEALTHSOUTH must offer current compensation at levels consistent with those of other publicly traded healthcare companies. In addition, the Committee believes that it is in the best interests of HEALTHSOUTH's stockholders to offer its executives meaningful equity participation in HEALTHSOUTH, in order that those executives' interests will be aligned with those of the company's stockholders. The Committee feels that the historic mix of cash compensation and equity participation has proven to be effective in stimulating HEALTHSOUTH's executives to meet both long-term and short-term goals and has been a major factor in limiting turnover among senior executives.


     HEALTHSOUTH's compensation program has three distinct elements: base salary; incentive compensation, including both cash incentive compensation and equity-based compensation; and retirement compensation. These elements are discussed below.

     Base Salary: While the demand for experienced managers in the healthcare industry continues to grow, HEALTHSOUTH has been very successful in attracting and retaining key executives, many of whom have been with the company since its early days. HEALTHSOUTH believes that its compensation package has been instrumental in such success. The Committee endeavors to establish base salary levels for those key executives which are consistent with those provided for similarly situated executives of other publicly traded healthcare companies, taking into account each executive's areas and level of responsibility and historical performance. In establishing such levels, the Committee considers compensation for executives of other publicly traded providers of healthcare services, as well as other publicly traded companies of similar size and with similar characteristics. Compensation decisions are not targeted to specific levels in the range of compensation paid by those other companies. However, the Committee and the Board of Directors take such levels of compensation into account in determining appropriate levels of compensation for HEALTHSOUTH's executives.

     Incentive Compensation: In addition to base salary, the Committee recommends to the Board of Directors cash incentive compensation for HEALTHSOUTH's executives, based upon each executive's success in meeting qualitative and quantitative performance goals on an annual basis. The total incentive bonus pool available for the company's executives and management personnel is capped at the lesser of (a) the amount by which the company's annual net income exceeds the budgeted annual net income established by the Board of Directors and (b) 10% of the company's annual net income. No bonuses are payable unless annual net income exceeds budgeted net income. Individual incentive bonuses within such bonus pool are not determined in a formulary manner, but are determined on a basis that takes into account each executive's success in achieving standards of performance, which may or may not be quantitative, established by the Board of Directors and an executive's superiors. Bonus determinations are made on a case-by-case basis, taking into account appropriate quantitative and qualitative factors, and there is no fixed relationship between any particular performance factor and the amount of a given executive's bonus. Historically, incentive compensation has been a major component of HEALTHSOUTH's executive compensation, and the Committee believes that placing executives at risk for such a component has been effective in motivating such executives to achieve such goals.

     In addition to cash incentive compensation, as a growth-oriented company, HEALTHSOUTH has always utilized equity-based compensation, in the form of stock options, as a tool to encourage its executives to work to meet its operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to HEALTHSOUTH's success in enhancing its market value over time, the Committee feels that its stock option programs have been very effective in aligning the interests of management and stockholders.

     The Committee determines stock option grants under HEALTHSOUTH's various stock option plans, all of which are described above under "Executive Compensation and Other Information -- Stock Option Plans". Specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to HEALTHSOUTH's results of operations. Options are also used to give incentive to newly-promoted officers at the time that they are asked to assume greater responsibilities, and, in some cases, to executives who have joined the company laterally or through acquisitions and have assumed significant leadership roles within the company. In evaluating option grants, the Committee considers prior grants and shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The Committee believes that the opportunity to acquire a significant equity interest in HEALTHSOUTH has been a strong motivation for the company's executives to pursue the long-term interests of HEALTHSOUTH and its stockholders, and has promoted longevity and retention of key executives. Information relating to stock options granted to HEALTHSOUTH's five most highly-compensated executive officers is set forth elsewhere in this Proxy Statement.

     Retirement Compensation: As described under "Executive Compensation and Other Information -- Retirement Investment Plan", in 1991 HEALTHSOUTH adopted a 401(k) retirement plan in order to give all full-time employees an opportunity to provide for their retirement on a tax-advantaged basis. The 401(k) plan offers a diversified range of investment options and does not provide for investment in HEALTHSOUTH common stock. In order to further tie employees' interests to the long-term market value of the company, HEALTHSOUTH adopted an Employee Stock Benefit Plan (the "ESOP") in 1991, which gives all full-time employees an opportunity to invest a portion of their retirement funds in HEALTHSOUTH common stock on a tax-advantaged basis. The Committee believes that the ESOP provides additional incentive to executives to maximize stockholder value over the long term. See "Executive Compensation and Other Information -- Employee Stock Benefit Plan". Additionally, in 1997, HEALTHSOUTH adopted a Deferred Compensation Plan, which gives senior management employees the opportunity to elect to defer receipt of a portion of their salary and bonus in exchange for a variable rate of interest on the amounts so deferred. See "Executive Compensation and Other Information -- Deferred Compensation Plan".

Chief Executive Officer Compensation

     HEALTHSOUTH has an Amended and Restated Employment Agreement, dated April 1, 1998, with Richard M. Scrushy, under which Mr. Scrushy, a management founder, is employed as Chairman of the Board and Chief Executive Officer for a five-year term originally scheduled to expire on April 1, 2003. This term is automatically extended for an additional year on each April 1 unless the Agreement is terminated as provided therein. In addition, HEALTHSOUTH has agreed to use its best efforts to cause Mr. Scrushy to be elected as a Director during the term of the Agreement. The Agreement provides for Mr. Scrushy to receive an annual base salary of at least $1,200,000, as well as an "Annual Target Bonus" equal to at least $2,400,000, based upon our success in meeting certain monthly and annual performance standards determined by the Compensation Committee of the Board of Directors. Mr. Scrushy's base salary for 2001 was set at $1,500,000, and his base salary for 2002 remains at that level. The Annual Target Bonus is earned at the rate of $200,000 per month if the monthly performance standards are met, provided that if any monthly performance standards are not met but the annual performance standards are met, Mr. Scrushy will be entitled to any payments which were withheld as a result of failure to meet the monthly performance standards. The Agreement further provides that Mr. Scrushy is eligible for participation in all other management bonus or incentive plans and stock option, stock purchase or equity-based incentive compensation plans in which other senior executives of HEALTHSOUTH are eligible to participate. Under the Agreement, Mr. Scrushy is entitled to receive long-term disability insurance coverage, a non-qualified retirement plan providing for annual retirement benefits equal to 60% of his base compensation, use of a company-owned automobile, certain personal security services, and various other retirement, insurance and fringe benefits, as well as to generally participate in all employee benefit programs we maintain.

     The Agreement may be terminated by Mr. Scrushy for "Good Reason" (as defined), by HEALTHSOUTH for "Cause" (as defined), upon Mr. Scrushy's "Disability" (as defined) or death, or by either party at any time subject to the consequences of such termination as described in the Agreement. If the Agreement is terminated by Mr. Scrushy for Good Reason, HEALTHSOUTH is required to pay him a lump-sum severance payment equal to the discounted value of the sum of his then-current base salary and Annual Target Bonus over the remaining term of the Agreement and to continue certain employee and fringe benefits for the remaining term of the Agreement. If the Agreement is terminated by Mr. Scrushy otherwise than for Good Reason, HEALTHSOUTH is required to pay him a lump-sum severance amount equal to the discounted value of two times the sum of his then-current base salary and Annual Target Bonus. If HEALTHSOUTH terminates the Agreement for Cause, Mr. Scrushy is not entitled to any severance or continuation of benefits. If the Agreement is terminated by reason of Mr. Scrushy's Disability, we are required to continue the payment of his then-current base salary and Annual Target Bonus for three years as if all relevant performance standards had been met, and if the Agreement is terminated by Mr. Scrushy's death, we are required to pay his representatives or estate a lump-sum payment equal to his then-current base salary and Annual Target Bonus. In the event of a voluntary termination by Mr. Scrushy following a Change in Control (as defined) of HEALTHSOUTH, other than for Cause, HEALTHSOUTH is required to pay Mr. Scrushy an additional lump-sum severance payment equal to his then-current base salary and Annual Target Bonus. The Agreement provides for HEALTHSOUTH to indemnify Mr. Scrushy against certain "parachute payment" excise taxes which may be imposed upon payments under the Agreement. The Agreement restricts Mr. Scrushy from engaging in certain activities competitive with our business during, and for 24 months after termination of, his employment with HEALTHSOUTH, unless such termination occurs after a Change in Control.

     The Committee reports to the Board of Directors on compensation arrangements with Mr. Scrushy, and recommends to the Board of Directors the level of incentive compensation, both cash and equity-based, which is appropriate for Mr. Scrushy with respect to each fiscal year of the Company. In making such recommendation, the Committee takes into account HEALTHSOUTH's performance in the marketplace, its success in meeting strategic goals and its success in meeting monthly and annual budgets established by the Board of Directors. Again, ultimate compensation decisions are not made in a formulary manner, but in a manner which takes into account HEALTHSOUTH's competitive position, its position in its industry and the financial markets, and the significant contributions made by Mr.

Scrushy to the success of the company. In making its decisions with respect to Mr. Scrushy's compensation, the Committee believes that it is appropriate to recognize that, as a management founder of the company, Mr. Scrushy has played an instrumental role in establishing HEALTHSOUTH as the industry leader in outpatient and rehabilitative healthcare services and that, under his leadership, HEALTHSOUTH has continued to show strong performance in asset growth and quality, net revenues and income.

     In the period since December 31, 1993, HEALTHSOUTH, under Mr. Scrushy's leadership, has grown from the fourth-largest provider of rehabilitative healthcare services to the largest provider, and since 1995 has established itself as the nation's largest provider of outpatient surgery services and outpatient diagnostic services. During that same period, the company has expanded its operations to 50 states, the United Kingdom, Australia, Canada and Puerto Rico and has been named to the S&P 500. The Committee believes that Mr. Scrushy's leadership has been essential to HEALTHSOUTH's success and growth. In view of these accomplishments, the Committee believes that it is important to ensure that, if Mr. Scrushy is successful in leading HEALTHSOUTH to achieve the goals set by the Board of Directors, his compensation will be at a level commensurate with that of chief executive officers of similarly-performing public companies and that he will continue to have the opportunity to obtain a significant equity interest in the company.

     In evaluating Mr. Scrushy's performance in 2001 and recommending Mr. Scrushy's compensation for 2002, the Committee took note of a number of factors, including HEALTHSOUTH's successful execution of several capital markets transactions and divestitures of non-strategic assets, continued improvement in HEALTHSOUTH's revenues and operating performance, and Mr. Scrushy's role in developing and advancing a number of new strategic initiatives for the company, including the initiation of the company's innovative "digital hospital" project and the expansion of the company's media initiatives and brand extension strategy. The Committee also noted the additional responsibilities taken on by Mr. Scrushy during the period between the departure of HEALTHSOUTH's previous President and Chief Operating Officer in mid-2000 and the appointment of William
T. Owens to those positions in August 2001. In light of all these factors and Mr. Scrushy's continued leadership, the Committee believes that Mr. Scrushy's compensation for 2001 and his base compensation for 2002 is appropriate.

Other Executive Employment Agreements

     HEALTHSOUTH also has Employment Agreements, dated April 1, 1998, with Thomas W. Carman, Executive Vice President -- Corporate Development and Patrick
A. Foster, President -- Inpatient Services, under which each of these persons is employed in these capacities for a three-year term originally scheduled to expire on April 1, 2001. Such terms are automatically extended for an additional year on each April 1 unless the Agreements are terminated in accordance with their terms. The Agreements currently provide for the payment of an annual base salary of $390,000 to Mr. Carman and $490,000 to Mr. Foster. The Agreements further provide that each of these officers is eligible for participation in all management bonus or incentive plans and stock option, stock purchase or equity-based incentive compensation plans in which other senior executives of HEALTHSOUTH are eligible to participate, and provide for various specified fringe benefits.

     If HEALTHSOUTH terminates these Agreements other than for Cause (as defined), Disability (as defined) or death, HEALTHSOUTH is required to continue the officers' base salary in effect for a period of one year after termination, as severance compensation. In addition, in the event of a voluntary termination of employment by the officer within six months after a Change in Control (as defined), HEALTHSOUTH is also required to continue the officer's salary for the same period. The Agreements restrict the officers from engaging in activities competitive with HEALTHSOUTH's business during their employment with HEALTHSOUTH and for any period during which the officer is receiving severance compensation, unless such severance compensation results from a termination after a Change in Control.

Section 162(m) of the Internal Revenue Code

     The Omnibus Budget Reconciliation Act of 1993 contains a provision under which a publicly traded corporation is sometimes precluded from taking a federal income tax deduction for compensation in excess of $1,000,000 that is paid to the chief executive officer and the four other most highly-compensated executives of the corporation during a corporation's tax year. Compensation in excess of $1,000,000 continues to be deductible if that compensation is "performance based" within the meaning of that term under Section 162(m) of the Internal Revenue Code. Certain transition rules apply with respect to stock option plans which were approved prior to December 20, 1993, pursuant to Rule 16b-3(b) under the Exchange Act.

     HEALTHSOUTH believes that its employee stock option plans meet the requirements of Section 162(m) as performance-based plans. The Committee and the Board of Directors have made a decision not to amend HEALTHSOUTH's cash compensation programs to meet all requirements of Section 162(m) because such a decision would not be in the best interests of the company's stockholders. The Committee believes that, in establishing bonus and incentive awards, certain subjective factors must be taken into account in particular cases, based upon the experienced judgment of the Committee members as well as on factors which may be objectively quantified. The preservation of tax deductibility of all compensation is an important consideration. However, the Committee believes that it is important that HEALTHSOUTH retain the flexibility to reward superior effort and accomplishment even where all cash compensation may not be fully deductible. The Committee will continue to review the requirements for deductibility under Section 162(m) and will take such requirements into account in the future as it deems appropriate and in the best interests of HEALTHSOUTH's stockholders. Approximately $9,461,169 of Mr. Scrushy's compensation and $1,002,115 of Mr. Owen's compensation paid with respect to 2001 will not be deductible; however, HEALTHSOUTH believes that all other compensation paid to executive officers will be fully deductible.

Conclusion

     The Committee believes that the levels and mix of compensation provided to HEALTHSOUTH's executives during 2001 were appropriate and were instrumental in the achievement of the company's goals for 2001. It is the intent of the Committee to ensure that the Company's compensation programs continue to motivate its executives and reward them for being responsive to the long-term interests of HEALTHSOUTH and its stockholders.

     The foregoing report is submitted by the following Directors of HEALTHSOUTH, constituting all of the members of the Compensation Committee of the Board of Directors for the year ending December 31, 2001 who continue to serve on the Board of Directors at the date of this Proxy Statement:

                               John S. Chamberlin
                            Phillip C. Watkins, M.D.
                        Larry D. Striplin, Jr., Chairman


                                AUDIT INFORMATION

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Our Board of Directors has engaged Ernst & Young LLP to audit our consolidated financial statements for the year ended December 31, 2001. We expect that Ernst & Young LLP will serve in that capacity for the 2002 fiscal year as well. We expect that representatives of Ernst & Young LLP will be present at the annual meeting to make a statement if they desire to do so and to respond to appropriate questions.


AUDIT FEES

     The aggregate fees billed to us for the fiscal year ended December 31, 2001 by Ernst & Young LLP for the fiscal year ended December 31, 2001 or related to its audit for such fiscal year were as follows:


  Audit Fees .........................    $1,164,750
  All Other Fees
    Audit-Related Fees ...............    $2,387,676
    Non-Audit-Related Fees ...........    $  121,580


AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors, consisting of C. Sage Givens, Larry D. Striplin, Jr. and George H. Strong, Chairman, is responsible for overseeing HEALTHSOUTH's financial reporting process on behalf of the Board of Directors. HEALTHSOUTH's management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements contained in HEALTHSOUTH's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2001 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     All members of the Audit Committee are "independent" under the standards established by the New York Stock Exchange. A copy of the Audit Committee charter is included as Appendix B to this Proxy Statement.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of HEALTHSOUTH's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and HEALTHSOUTH, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence. The Committee believes that the non-audit services are compatible with such independence.

     The Committee discussed with HEALTHSOUTH's internal and independent auditors the overall scope and plans of their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of HEALTHSOUTH's internal controls, and the overall quality of HEALTHSOUTH's financial reporting.

     In reliance upon the reviews and discussions referred to above, the Committee has recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in HEALTHSOUTH's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2001 for filing with the Securities and Exchange Commission. Those audited financial statements are also included in Appendix A to this Proxy Statement.

     The forgoing report is submitted by the following Directors of HEALTHSOUTH, constituting all the members of the Audit Committee of the Board of Directors for the year ended December 31, 2001:

                                 C. Sage Givens
                             Larry D. Striplin, Jr.
                           George H. Strong, Chairman

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of HEALTHSOUTH common stock as of March 28, 2002 (a) by each person who is known by us to own beneficially more than 5% of our common stock, (b) by each of our Directors, (c) by our five most highly compensated executive officers, (d) by a former executive officer who would have been among our five most highly compensated executive officers had he held such position at December 31, 2001 and (e) by all executive officers and Directors as a group.


                               NAME AND                                      NUMBER OF SHARES        PERCENTAGE OF
                           ADDRESS OF OWNER                               BENEFICIALLY OWNED (1)     COMMON STOCK
----------------------------------------------------------------------   ------------------------   --------------
Richard M. Scrushy ...................................................          20,904,955(2)              5.1%
John S. Chamberlin ...................................................             407,000(3)                *
C. Sage Givens .......................................................             310,100(4)                *
Charles W. Newhall III ...............................................              50,000(5)                *
George H. Strong .....................................................             473,350(6)                *
Phillip C. Watkins, M.D. .............................................             681,654(7)                *
William T. Owens .....................................................             987,500(8)                *
Joel C. Gordon .......................................................           1,961,968(9)                *
Robert E. Thomson ....................................................           1,041,637(10)               *
Larry D. Striplin, Jr. ...............................................             150,000(11)               *
Thomas W. Carman .....................................................             905,000(12)               *
Patrick A. Foster ....................................................             539,412(13)               *
Larry D. Taylor ......................................................             583,866(14)               *
FMR Corp.
 82 Devonshire Street
 Boston, Massachusetts 02109 .........................................          50,673,509(15)            12.9%
All Executive Officers and Directors as a Group (17 persons) .........          29,235,535(16)            7.06%

----------
(1) The persons named in the table have sole voting and investment power with respect to all shares of HEALTHSOUTH common stock shown as beneficially owned by them, except as otherwise indicated.

(2) Includes 9,000 shares held by trusts for Mr. Scrushy's children, 31,000 shares held by a charitable foundation of which Mr. Scrushy is an officer and director and 15,722,524 shares subject to currently exercisable stock options.

(3)  Includes 275,000 shares subject to currently exercisable stock options.

(4) Includes 2,100 shares owned by Ms. Givens's spouse and 275,000 shares subject to currently exercisable stock options.

(5)  Includes 50,000 shares subject to currently exercisable stock options.

(6) Includes 220,665 shares owned by trusts of which Mr. Strong is a trustee and claims shared voting and investment power and 200,000 shares subject to currently exercisable stock options.

(7) Includes 128,364 shares owned by a partnership affiliated with Dr. Watkins and 535,000 shares subject to currently exercisable stock options owned by such partnership.

(8)  Includes 912,500 shares subject to currently exercisable stock options.

(9) Includes 127,396 shares owned by Mr. Gordon's spouse and 509,520 shares subject to currently exercisable stock options.

(10) Includes 855,000 shares subject to currently exercisable stock options.

(11) Includes 85,000 shares subject to currently exercisable stock options.

(12) Includes 830,000 shares subject to currently exercisable stock options.

(13) Includes 463,800 shares subject to currently exercisable stock options.

(14) Includes 540,166 shares subject to currently exercisable stock options.

(15) Shares held by various investment funds for which affiliates of FMR Corp. act as investment advisor. FMR Corp. or its affiliates claim sole power to vote 5,327,643 shares and sole power to dispose of all of the shares. Information regarding FMR Corp. is based on its Schedule 13G/A filed February 14, 2002.

(16) Includes 21,232,226 shares subject to currently exercisable stock options held by executive officers and Directors.

----------
* Less than 1%

                              CERTAIN TRANSACTIONS

     In December 1999, we acquired 6,390,583 shares of Series A Convertible Preferred Stock of MedCenterDirect.com, Inc., a development-stage healthcare e-procurement company, in a private placement for a purchase price of $0.3458 per share. Various persons affiliated or associated with us, including various of our Directors and executive officers, also purchased shares in the private placement. Under a Stockholders Agreement, we and the other holders of Series A Convertible Preferred Stock, substantially all of whom may be deemed to be our affiliates or associates, have the right to elect 50% of the directors of MedCenterDirect.com. During 2001, we paid $100,044,296 for the purchase of goods, supplies and related services through MedCenterDirect.com on terms we believe to be no less favorable than those we could have obtained from an unrelated vendor. In addition, we guaranteed up to $15,000,000 of MedCenterDirect.com's indebtedness to an outside lender.

     In April 2001, we established Source Medical Solutions, Inc. and acquired 3,932,500 shares of common stock in Source Medical in a private placement for a purchase price of $0.10 per share. Various persons associated with us, including various of our executive officers, also purchased shares in the private placement. We established Source Medical for the purpose of allowing commercial exploitation of our wireless clinical documentation system, which was originally known as the HEALTHSOUTH Clinical Automation Program and is now marketed by Source Medical under the name "TherapySource". As of July 1, 2001, we sold the assets, including the intellectual property assets, associated with TherapySource to Source Medical for $25,000,000 and entered into an agreement to license TherapySource back from Source Medical. During 2001, we paid Source Medical approximately $2,513,813 for services under such license. We believe that those payments were on terms no less favorable than those we could have obtained from an unrelated vendor. In addition, at December 31, 2001, we had a receivable of approximately $82,000,000 from Source Medical relating to costs we have advanced during its start-up period and guaranteed up to $6,000,000 of its indebtedness to an outside lender.

     At times, we have made loans to executive officers to assist them in meeting various financial obligations or for other purposes. At December 31, 2001, loans in the aggregate principal amount of $678,514 were outstanding to William T. Owens, President and Chief Operating Officer and a Director of the Corporation. These loans bear interest at the rate of 1 1/4% per annum below the prime rate of AmSouth Bank of Alabama, Birmingham, Alabama, and are payable on demand. See "Executive Compensation and Other Information -- 1999 Executive Equity Loan Plan", for information concerning loans to executive officers to purchase HEALTHSOUTH common stock.


                               GENERAL INFORMATION


STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2003 annual meeting of stockholders must be received by us no later than the close of business on December 13, 2002. You may also submit a proposal without having it included in our proxy statement and form of proxy, but we need not submit such a proposal for consideration at the annual meeting if it is considered untimely. Under the applicable rules of the Securities and Exchange Commission, a proposal will be considered untimely unless you have given us notice of your intent to submit it for consideration no later than the close of business on February 28, 2003. Any proposals should be sent to:

                             HEALTHSOUTH Corporation
                             One HealthSouth Parkway
                            Birmingham, Alabama 35243
                      Attention: Brandon O. Hale, Secretary


FINANCIAL STATEMENTS

     Our audited consolidated financial statements for the year ended December 31, 2001, and other selected information, including our management's discussion and analysis of our financial condition and results of operations, are included in Appendix A to this proxy statement.

ANNUAL REPORT ON FORM 10-K

     A copy of our annual report on Form 10-K for the year ended December 31, 2001 may be obtained without charge by writing to our Secretary at the address below:

--------------------------------------------------------------------------------
                             HEALTHSOUTH CORPORATION
                             ONE HEALTHSOUTH PARKWAY
                           BIRMINGHAM, ALABAMA 35243
                     ATTENTION: BRANDON O. HALE, SECRETARY
--------------------------------------------------------------------------------

     All requests submitted by beneficial owners of HEALTHSOUTH common stock must include a good faith representation by the requesting stockholder confirming that, as of March 28, 2002 he or she is a beneficial owner of shares of HEALTHSOUTH common stock.

   Please complete, sign and return the enclosed proxy promptly.


                                        By Order of the Board of Directors:




                                        BRANDON O. HALE
                                        Secretary



April 12, 2002

                                   APPENDIX A

     NOTE: This Appendix A, together with the foregoing Proxy Statement, contains the information required to be provided in our annual report to security holders pursuant to the Rules and Regulations of the Securities and Exchange Commission. Our 2001 Annual Report to Stockholders, which provides additional information concerning HEALTHSOUTH and its performance in 2001, is also included in this mailing.


                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                          NUMBER
                                                                                         -------
Business .............................................................................     A-2
Selected Financial Data ..............................................................     A-2
Quarterly Results ....................................................................     A-3
Directors and Executive Officers .....................................................     A-4
Management's Discussion and Analysis of Financial Condition and Results of Operations      A-6
Audited Consolidated Financial Statements of HEALTHSOUTH Corporation and
 Subsidiaries
 Report of Independent Auditors ......................................................    A-16
 Consolidated Balance Sheets .........................................................    A-17
 Consolidated Statements of Income ...................................................    A-18
 Consolidated Statements of Stockholders' Equity .....................................    A-19
 Consolidated Statements of Cash Flows ...............................................    A-20
 Notes to Consolidated Financial Statements ..........................................    A-22
Market for HEALTHSOUTH's Common Equity and Related Stockholder Matters ...............    A-44
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure .    A-44

                                    BUSINESS

     HEALTHSOUTH Corporation is the nation's largest provider of outpatient surgery and rehabilitative healthcare services. We provide these services through our national network of outpatient and inpatient rehabilitation facilities, outpatient surgery centers, diagnostic centers, medical centers and other healthcare facilities. We believe that we provide patients, physicians and payors with high-quality healthcare services at significantly lower costs than traditional inpatient hospitals. Additionally, our national network, reputation for quality and focus on outcomes have enabled us to secure contracts with national and regional managed care payors. At December 31, 2001, the Company had approximately 1,900 patient care locations in 50 states, Puerto Rico, the United Kingdom, Canada and Australia.

                             SELECTED FINANCIAL DATA

     Set forth below is a summary of selected consolidated financial data for HEALTHSOUTH for the years indicated. All amounts have been restated to reflect the effects of the 1997 acquisition of Health Images, Inc. and the 1998 acquisition of National Surgery Centers, Inc. ("NSC"), each of which was accounted for as a pooling of interests.

                                                                         YEAR ENDED DECEMBER 31,
                                            ----------------------------------------------------------------------------------
                                                 1997            1998            1999            2000             2001
                                            -------------   -------------   -------------   -------------   ------------------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
 Revenues ...............................   $3,123,176      $4,006,074      $4,072,107      $4,195,115         $4,380,477

 Operating unit expenses ................    1,952,189       2,491,914       2,688,849       2,816,363          2,905,043
 Corporate general and
   administrative expenses ..............       87,512         112,800         149,285         148,023            167,206
 Provision for doubtful accounts ........       74,743         112,202         342,708          98,037            107,871
 Depreciation and amortization ..........      257,136         344,591         374,248         360,847            375,270
 Merger and acquisition related
   expenses (1) .........................       15,875          25,630              --              --                 --
 Loss on sale of assets .................           --          31,232              --              --            174,127 (2)
 Impairment and restructuring
   charges (2) ..........................           --         483,455         121,037              --                 --
 Loss on termination of credit
   facility (2) .........................           --              --              --              --              6,475
 Interest expense .......................      112,529         148,163         176,652         221,595            218,100
 Interest income ........................       (6,004)        (11,286)        (10,587)         (9,104)            (7,349)
                                            ----------      ----------      ----------      ----------        -----------
                                             2,493,980       3,738,701       3,842,192       3,635,761          3,946,743
                                            ----------      ----------      ----------      ----------        -----------
 Income before income taxes and
   minority interests ...................      629,196         267,373         229,915         559,354            433,734
 Provision for income taxes .............      213,668         143,347          66,929         181,808            139,467
                                            ----------      ----------      ----------      ----------        -----------
                                               415,528         124,026         162,986         377,546            294,267
 Minority interests .....................       72,469          77,468          86,469          99,081             91,880
                                            ----------      ----------      ----------      ----------        -----------
 Net income .............................   $  343,059      $   46,558      $   76,517      $  278,465        $   202,387
                                            ==========      ==========      ==========      ==========        ===========
 Weighted average common shares
   outstanding ..........................      366,768         421,462         408,195         385,666            389,717
                                            ==========      ==========      ==========      ==========        ===========
 Net income per common share ............   $     0.94      $     0.11      $     0.19      $     0.72        $      0.52
                                            ==========      ==========      ==========      ==========        ===========
 Weighted average common shares
   outstanding -- assuming dilution .....      386,211         432,275         414,570         391,016            399,227
                                            ==========      ==========      ==========      ==========        ===========
 Net income per common share --
   assuming dilution ....................   $     0.89      $     0.11      $     0.18      $     0.71        $      0.51
                                            ==========      ==========      ==========      ==========        ===========


                                                                          DECEMBER 31,
                                            ------------------------------------------------------------------------
                                                1997           1998           1999           2000           2001
                                            ------------   ------------   ------------   ------------   ------------
                                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
 Cash and marketable securities .........   $  185,018     $  142,513     $  132,882     $  180,407     $  278,456
 Working capital ........................      612,917        945,927        852,711      1,048,204      1,377,459
 Total assets ...........................    5,566,324      6,778,209      6,890,484      7,380,440      7,579,237
 Long-term debt (3) .....................    1,614,961      2,830,926      3,114,648      3,211,829      3,026,947
 Stockholders' equity ...................    3,290,623      3,423,004      3,206,362      3,526,454      3,796,924


----------
(1) Expenses related to the Health Images acquisition in 1997 and the NSC acquisition in 1998.

(2) See "Notes to Consolidated Financial Statements".

(3) Includes current portion of long-term debt.


                         QUARTERLY RESULTS (UNAUDITED)

     Set forth below is summary information with respect to HEALTHSOUTH's operations for the last eight fiscal quarters. This information includes the effects of unusual items in the second and fourth quarters of 2001. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".


                                                                            2000
                                        ---------------------------------------------------------------------
                                              1ST               2ND               3RD               4TH
                                            QUARTER           QUARTER           QUARTER           QUARTER
                                        ---------------   ---------------   ---------------   ---------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues ............................     $1,021,335        $1,036,322        $1,060,457        $1,077,001
Net income ..........................         65,326            65,213            71,037            76,889
Net income per common share .........           0.17              0.17              0.18              0.20
Net income per common share --
 assuming dilution ..................           0.17              0.17              0.18              0.19


                                                                            2001
                                        ---------------------------------------------------------------------
                                                1ST             2ND               3RD               4TH
                                              QUARTER         QUARTER           QUARTER           QUARTER
                                        ---------------   ---------------   ----------------   --------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues .............................     $1,090,462       $1,098,989         $1,075,874       $1,115,152
Net income (loss) ....................         75,311          (19,947)            79,126           67,897
Net income (loss) per common share ...           0.19            (0.05)              0.20             0.17
Net income (loss) per common share --
 assuming dilution ...................           0.19            (0.05)              0.20             0.17

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table provides information with respect to our executive officers:





                                                        ALL POSITIONS                       AN OFFICER
            NAME              AGE                      WITH HEALTHSOUTH                       SINCE
---------------------------- ----- ------------------------------------------------------- -----------
Richard M. Scrushy .........  49   Chairman of the Board and Chief Executive Officer and      1984
                                    Director
William T. Owens ...........  43   President and Chief Operating Officer and Director         1986
Patrick A. Foster ..........  55   President -- Inpatient Services                            1994
Larry D. Taylor ............  43   President -- Ambulatory Services                           1991
Thomas W. Carman ...........  50   Executive Vice President -- Corporate Development          1985
William W. Horton ..........  42   Executive Vice President and Corporate Counsel and         1994
                                   Assistant Secretary
Malcolm E. McVay ...........  40   Executive Vice President and Treasurer                     1999
Weston L. Smith ............  41   Executive Vice President and Chief Financial Officer       1987
Brandon O. Hale ............  52   Senior Vice President -- Administration and Secretary      1987
Susan M. Jones .............  37   Senior Vice President -- Reimbursement                     1992

     Biographical information for Mr. Scrushy and Mr. Owens is set forth under the caption "Election of Directors" in the Proxy Statement to which this Appendix A is attached.

     Patrick A. Foster joined HEALTHSOUTH in February 1994 as Director of Operations and subsequently served as Group Vice President -- Inpatient Operations and Senior Vice President -- Inpatient Operations. He was named President -- HEALTHSOUTH Surgery Centers in October 1997 and President -- Ambulatory Services -- West in September 1999. In August 2001, he was named President -- Inpatient Services. From August 1992 until February 1994, he served as Senior Vice President of the Rehabilitation/Medical Division of The Mediplex Group.

     Larry D. Taylor joined HEALTHSOUTH in May 1987 as an outpatient rehabilitation facility administrator. He was subsequently named Area Manager in July 1989, Regional Vice President -- Outpatient Operations in October 1991, Group Vice President -- Outpatient Operations in July 1992, Senior Vice President -- Outpatient Operations in February 1994, and Senior Vice President -- Ambulatory Services -- East in September 1999. In July 2000, he became President -- Ambulatory Services -- East, and he was named President -- Ambulatory Services in August 2001.

     Thomas W. Carman joined HEALTHSOUTH in 1985 as Regional Director -- Corporate Development, and now serves as Executive Vice President -- Corporate Development. From 1983 to 1985, Mr. Carman was director of development for Medical Care International. From 1981 to 1983, Mr. Carman was assistant administrator at the Children's Hospital of Birmingham, Alabama.

     William W. Horton joined HEALTHSOUTH in July 1994 as Group Vice President -- Legal Services and was named Senior Vice President and Corporate Counsel in May 1996 and Executive Vice President and Corporate Counsel in March 2001. From August 1986 through June 1994, Mr. Horton practiced corporate, securities and healthcare law with the Birmingham, Alabama-based firm now known as Haskell Slaughter Young & Rediker, L.L.C., where he served as Chairman of the Healthcare Practice Group.

     Malcolm E. McVay joined HEALTHSOUTH in September 1999 as Vice President - Finance, and was named Senior Vice President - Finance and Treasurer in February 2000 and Executive Vice President and Treasurer in August 2001. From October 1998 until September 1999, he served as Senior Vice President of Investor Relations at CaremarkRx, Inc., and from 1996 until October 1998, he served as Chief Financial Officer, Secretary and Treasurer of Capstone Capital Corporation, a healthcare real estate investment trust. Prior to 1996, he worked for ten years in commercial banking, most recently as a Senior Vice President of SouthTrust Bank.

     Weston L. Smith, C.P.A., joined HEALTHSOUTH in February 1987 as Director of Reimbursement and subsequently served as Assistant Vice President - Finance - Reimbursement, Vice President - Finance - Reimbursement, Group Vice President - Finance - Reimbursement and Senior Vice President

- Finance - Reimbursement. In March 2000, he was named Senior Vice President - Finance and Controller and in August 2001, he was named Executive Vice President and Chief Financial Officer. Prior to joining HEALTHSOUTH, Mr. Smith served as a certified public accountant on the audit staff of the Birmingham, Alabama office of Ernst & Whinney (now Ernst & Young LLP) from 1982 to 1987.

     Brandon O. Hale joined HEALTHSOUTH in July 1986 as Director of Human Resources and subsequently served as Vice President - Human Resources and Group Vice President - Human Resources. In December 1999, Mr. Hale was named Senior Vice President - Administration and Secretary of HEALTHSOUTH, and he also serves as HEALTHSOUTH's Corporate Compliance Officer.

     Susan M. Jones, C.P.A., joined HEALTHSOUTH in November 1989 and was named Assistant Vice President -- Finance -- Reimbursement in February 1992, Vice President -- Finance -- Reimbursement in February 1995 and Senior Vice President -- Reimbursement in March 2000. She previously served as a certified public accountant with the Birmingham, Alabama office of Ernst & Whinney (now Ernst & Young LLP).

     See "Election of Directors" in the Proxy Statement to which this Appendix A is attached for identification of the Directors of the Company.

                           MANAGEMENT'S DISCUSSION AND
                         ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


GENERAL

     The following discussion is intended to facilitate the understanding and assessment of significant changes and trends related to our consolidated results of operations and financial condition, including various factors related to acquisitions and divestitures we have made during the periods indicated, the timing and nature of which have significantly affected our consolidated results of operations. This discussion and analysis should be read in conjunction with our consolidated financial statements and notes thereto included elsewhere in this Appendix A.

     On June 29, 1999, we acquired from Mariner Post-Acute Network, Inc. ("Mariner") substantially all of the assets of Mariner's American Rehability Services division, which operated approximately 160 outpatient rehabilitation centers in 18 states (the "Rehability Acquisition"). The net cash purchase price was approximately $54,521,000. The Rehability Acquisition was accounted for under the purchase method of accounting and, accordingly, the acquired operations are included in our consolidated financial statements from the respective date of acquisition (see Note 9 of "Notes to Consolidated Financial Statements" for further discussion). The Rehability Acquisition was our only material acquisition in the three years ended December 31, 2001.

     During the second quarter of 2001, we sold substantially all of our occupational medicine operations to US Healthworks, Inc. and our Richmond, Virginia medical center to HCA -- The Healthcare Company. These transactions yielded net cash proceeds of approximately $98,882,000 and a net loss on the sale of assets of $139,883,000.

     During the fourth quarter of 2001, we sold our diagnostic operations in the United Kingdom to Lodestone Patient Care, Limited and four non-strategic rehabilitation hospitals to Meadowbrook Healthcare Corporation. These transactions yielded net cash proceeds of approximately $31,919,000 and a net loss on sale of assets of $18,847,000. We also completed a sale-leaseback transaction for thirteen of our facilities which yielded net cash proceeds of $79,735,000 and a net loss on the sale of assets of $15,397,000.

     Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information", requires an enterprise to report operating segments based upon the way its operations are managed. This approach defines operating segments along the lines used by management to assess performance and make operating and resource allocation decisions. Based on our management and reporting structure, segment information has been presented for inpatient and other clinical services, outpatient services and non-patient care services.

     The inpatient and other clinical services segment includes the operations of our inpatient rehabilitation facilities and medical centers, as well as the operations of certain physician practices and other clinical services which are managerially aligned with our inpatient services. The outpatient services segment includes the operations of our outpatient rehabilitation facilities, outpatient surgery centers and outpatient diagnostic centers. The non-patient care services segment includes the operations of our corporate office, general and administrative costs, non-clinical subsidiaries and other operations that are independent of our inpatient and outpatient services segments. See Note 14 of "Notes to Consolidated Financial Statements" for financial data for each of our operating segments.

     There are increasing pressures from many payor sources to control healthcare costs and to reduce or limit increases in reimbursement rates for medical services. There can be no assurance that payments under governmental and third-party payor programs will remain at levels comparable to present levels. In addition, there have been, and we expect that there will continue to be, a number of proposals to limit Medicare reimbursement for certain services. We cannot now predict whether any of these proposals will be adopted or, if adopted and implemented, what effect such proposals would have on us. Changes in reimbursement policies or rates by private or governmental payors could have a material effect on our future results of operations.

     Medicare reimbursement for inpatient rehabilitation services is changing from a cost-based reimbursement system to a prospective payment system ("PPS"), with the phase-in of the PPS having begun January 1, 2002. We believe we are well-positioned and well-prepared for the transition and that our emphasis on cost-effective services means that the inpatient rehabilitation PPS will have a positive effect on our results of operations. Our early experience with payments under PPS has been consistent with our internal estimates. However, because implementation of PPS has only recently begun, we cannot be certain that the ultimate impact of the PPS transition will be consistent with our current expectations. In addition, the climate for both governmental and non-governmental reimbursement frequently changes, and future changes in reimbursement rates could have a material effect on our financial condition or results of operations.

     In many cases, we operate more than one site within a market. In such markets, there is customarily an outpatient center or inpatient facility with associated satellite outpatient locations. For purposes of the following discussion and analysis, same store outpatient rehabilitation operations are measured on locations within markets in which similar operations existed at the end of the period and include the operations of additional outpatient rehabilitation locations opened within the same market. New store outpatient rehabilitation operations are measured on locations within new markets. Same store operations in our other business lines are measured based on specific locations. We may, from time to time, close or consolidate similar locations in multi-site markets to obtain efficiencies and respond to changes in demand.


CRITICAL ACCOUNTING POLICIES

     Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. In preparing these financial statements, we are required to make estimates and judgments that affect the reported amounts of our assets, liabilities, revenues and expenses. Those reported amounts could differ, in some cases materially, if we made different estimates and judgments with respect to particular items in our financial statements. We make such estimates and judgments based on our historical experience and on assumptions that we believe are reasonable under the circumstances in an effort to ensure that our financial statements fairly reflect our financial condition and results of operations. We describe some of the most important policies that we follow in making such estimates and judgments below.


Revenues and Contractual Reserves

     Our revenues include net patient service revenues and other operating revenues. Net patient service revenues are reported at estimated net realizable amounts from patients, insurance companies, third-party payors (primarily Medicare and Medicaid) and others for services rendered. Revenues from third-party payors also include estimated retroactive adjustments under reimbursement agreements that are subject to final review and settlement by appropriate authorities. We estimate contractual adjustments from non-governmental third-party payors based on historical experience and the terms of payor contracts. Our reimbursement from governmental third-party payors is based upon cost reports, Medicare and Medicaid payment regulations and other reimbursement mechanisms which require the application and interpretation of complex regulations and policies, and such reimbursement is subject to various levels of review and adjustment by fiscal intermediaries and others, which may affect the final determination of reimbursement. We estimate net realizable amounts from governmental payors based on historical experience and interpretations of such regulations and policies. In the event that final reimbursement differs from our estimates, our actual revenues and net income, and our accounts receivable, could vary from the amounts reported.


Allowance for Doubtful Accounts

     As with any healthcare provider, some of our accounts receivable will ultimately prove uncollectible for various reasons, including the inability of patients or third-party payors to satisfy their financial obligations to us. We estimate allowances for doubtful accounts based on the specific agings and payor classifications at each facility. Net accounts receivable includes only those amounts we estimate to be collectible based on this evaluation. Unforeseen factors, such as the insolvency of third-party payors, could cause our estimate to be inaccurate and could cause our actual results and the amount of our accounts receivable to vary from amounts reported in our financial statements.


Impairment of Goodwill

     Many of our facilities came to us through acquisitions. We determine the amortization period of the cost in excess of net asset value of purchased facilities based on an evaluation of the facts and circumstances of each individual purchase transaction. The evaluation includes an analysis of historic and projected financial performance, an evaluation of the estimated useful life of the buildings and fixed assets acquired, the indefinite useful life of certificates of need and licenses acquired, the competition within local markets, lease terms where applicable, and the legal terms of partnerships where applicable. We utilize independent appraisers and rely on our own management expertise in evaluating each of the factors noted above. With respect to the carrying value of the excess of cost over net asset value of individual purchased facilities and other intangible assets, we determine on a quarterly basis whether an impairment event has occurred by considering factors such as the market value of the asset, a significant adverse change in legal factors or in the business climate, adverse action by regulators, a history of operating losses or cash flow losses, or a projection of continuing losses associated with an operating entity. The carrying value of excess cost over net asset value of purchased facilities and other intangible assets will be evaluated if the facts and circumstances suggest that it has been impaired. If this evaluation indicates that the value of the asset will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, our carrying value of the asset will be reduced to the estimated fair market value. Fair value is determined based on the individual facts and circumstances of the impairment event, and the available information related to it. Such information might include quoted market prices, prices for comparable assets, estimated future cash flows discounted at a rate commensurate with the risks involved, and independent appraisals. For purposes of analyzing impairment, assets are generally grouped at the individual operational facility level, which is the lowest level for which there are identifiable cash flows. If we acquired the group of assets being tested as part of a purchase business combination, any goodwill that arose as part of the transaction is included as part of the asset grouping.

     In July 2001, the Financial Accounting Standards Board issued FASB Statement No. 142, "Goodwill and Other Intangibles". SFAS No. 142 requires the periodic testing of goodwill for impairment rather than a monthly amortization of the balance. This testing takes place in two steps: (1) the determination of the fair value of a reporting unit, and (2) the determination of the implied fair value of the goodwill. We adopted SFAS No. 142 on January 1, 2002. We are currently evaluating the financial impact of adopting the new policy. Because we have recorded (and expect in the future to record) significant goodwill in connection with acquisitions, the impact of this new policy on our future reported results could be material.


RESULTS OF OPERATIONS


Twelve-Month Periods Ended December 31, 1999 and 2000

     Our operations generated revenues of $4,195,115,000 in 2000, an increase of $123,008,000, or 3.0%, as compared to 1999 revenues. Same store revenues for the twelve months ended December 31, 2000 were $4,121,055,000, an increase of $48,948,000, or 1.2%, as compared to the same period in 1999. New store revenues for 2000 were $74,060,000. The increase in revenues was primarily attributable to increases in patient volume. Revenues generated from patients under the Medicare and Medicaid programs respectively accounted for 29.0% and 2.6% of total revenues for 2000, compared to 33.0% and 2.2% of total revenues for 1999. Revenues from any other single third-party payor were not significant in relation to our total revenues. During 2000, same store inpatient days, outpatient visits, surgical cases and diagnostic cases increased 4.6%, 3.5%, 1.8% and 6.2%, respectively. Revenue per inpatient day, outpatient visit, surgical case and diagnostic case for same store operations (decreased) increased by (2.3)%, 0.4%, 1.8% and (10.2)%, respectively.

     Operating unit expenses (expenses excluding corporate general and administrative expenses, provision for doubtful accounts, depreciation and amortization and interest expense) were $2,816,363,000, or 67.1% of revenues, for 2000, compared to 66.0% of revenues for 1999. Same store operating expenses for 2000 were $2,762,795,000, or 67.0% of related revenues. New store operating expenses were $53,568,000, or 72.3% of related revenues. Corporate general and administrative expenses decreased from $149,285,000 in 1999 to $148,023,000 in 2000. Included in corporate general and administrative expenses for the year ended December 31, 1999, is a non-recurring expense item of approximately $29,798,000. This expense item included write-offs of investments and notes of $14,603,000, expenses related to year 2000 remediation of $13,429,000 and expenses related to the proposed spin-off of our inpatient operations of $1,766,000. As part of our evaluation of the proposed spin-off in 1999, we determined that certain notes and investments totaling $14,603,000 should be written off. The year 2000 remediation expenditures were incurred during 1999 while testing for year 2000 compliance. Excluding the non-recurring expense, as a percentage of revenues, corporate general and administrative expenses increased from 2.9% in 1999 to 3.5% in 2000. Total operating expenses were $2,964,386,000, or 70.7% of revenues, for 2000, compared to $2,838,134,000, or
69.7% of revenues, for 1999. The provision for doubtful accounts was $98,037,000, or 2.3% of revenues, for 2000, compared to $342,708,000, or 8.4% of revenues, for 1999. Included in the 1999 provision for doubtful accounts is $117,752,000 in non-recurring expense recognized in the third quarter of 1999 and $139,835,000 in non-recurring expense recognized in the fourth quarter of 1999. The third quarter provision includes the charge-off of accounts receivable of facilities included in the impairment and restructuring charges we recognized in 1998. These accounts receivable were determined to be uncollectible by local and regional operations management personnel who assumed collection responsibilities in the third quarter of 1999 in connection with the restructuring of our outpatient regional business offices, which had previously been responsible for collection activities. Because local and regional operations personnel were more directly involved in interactions with the account obligors (primarily insurance companies and other third-party payors), management determined that their assessment of the collectibility of accounts in view of the specific payor environments in particular markets more accurately reflected the likelihood of collectibility than information derived from the centralized regional business offices. The fourth quarter charge reflected management's decision to adopt a more conservative approach in estimating the allowance for doubtful accounts in view of the information obtained by local and regional operations personnel. This approach focused more heavily upon the specific agings and payor classifications at each facility, as opposed to determining an estimate based primarily on historical write-off rates. Due to a deterioration of the payor environment, including recent payor insolvencies and an increasing tendency of payors to dispute claims, pay claims beyond the time limits contractually allowed or take discounts in excess of those contractually allowed, our days' sales outstanding at the end of the second quarter of 1999 had grown to 94.5 days. Our subsequent reviews uncovered significant volumes of denied or pended claims. Further commitment to collecting these older receivables would have diluted our effectiveness in collecting current, ongoing accounts. Accordingly, we revised our previous estimates of collectibility to reflect the new policy. Excluding the non-recurring charge, the 1999 provision for doubtful accounts was $85,121,000 or 2.1% of revenues.

     Depreciation and amortization expense was $360,847,000 for 2000, compared to $374,248,000 for 1999. The decrease was primarily attributable to the full amortization of certain intangible assets. Interest expense increased to $221,595,000 in 2000, compared to $176,652,000 for 1999, primarily attributable to increases in effective interest rates (see "Liquidity and Capital Resources"). For 2000, interest income was $9,104,000, compared to $10,587,000 for 1999.

     Income before minority interests and income taxes for 2000 was $559,354,000, compared to $229,915,000 for 1999. Minority interests reduced income before income taxes by $99,081,000 in 2000, compared to $86,469,000 for 1999. The provision for income taxes for 2000 was $181,808,000, compared to $66,929,000 for 1999. Excluding the tax effects of the impairment and restructuring charges in 1999, the effective tax rate for 1999 and 2000 was 39.5% (see Note 10 of "Notes to Consolidated Financial Statements" for further discussion). Net income for 2000 was $278,465,000.

Twelve-Month Periods Ended December 31, 2000 and 2001

     Our operations generated revenues of $4,380,477,000 in 2001, an increase of $185,362,000, or 4.4%, as compared to 2000 revenues. Same store revenues for the twelve months ended December 31, 2001 were $4,234,507,000, an increase of $289,920,000, or 7.3%, as compared to the same period in 2000, excluding facilities in operation in 2000 but no longer in operation in 2001. New store revenues for 2001 were $85,238,000. The increase in revenues was primarily attributable to increases in patient volume. Revenues generated from patients under the Medicare and Medicaid programs respectively accounted for 31.1% and 2.6% of total revenues for 2001, compared to 29.0% and 2.6% of total revenues for 2000. Revenues from any other single third-party payor were not significant in relation to our total revenues. During 2001, same store inpatient days, outpatient visits, surgical cases and diagnostic cases increased 1.5%, 3.9%, 5.3% and 9.8%, respectively. Revenue per inpatient day, outpatient visit, surgical case and diagnostic case for same store operations increased by 2.6%, 0.7%, 0.8% and 4.2%, respectively.

     Operating unit expenses (expenses excluding corporate general and administrative expenses, provision for doubtful accounts, depreciation and amortization and interest expense) were $2,905,043,000, or 66.3% of revenues, for 2001, compared to 67.1% of revenues for 2000. Same store operating expenses for 2001 were $2,790,349,000, or 65.9% of related revenues. New store operating expenses were $58,662,000, or 68.8% of related revenues. Corporate general and administrative expenses increased from $148,023,000 in 2000 to $167,206,000 in 2001. Included in corporate general and administrative expenses for the year ended December 31, 2001, is a non-recurring expense item of approximately $8,248,000 related to the settlement of litigation with the United States Department of Justice. Excluding the non-recurring expense, as a percentage of revenues, corporate general and administrative expenses increased from 3.5% in 2000 to 3.6% in 2001. Total operating expenses were $3,072,249,000, or 70.1% of revenues, for 2001, compared to $2,964,386,000, or 70.7% of revenues, for 2000. The provision for doubtful accounts was $107,871,000, or 2.5% of revenues, for 2001, compared to $98,037,000, or 2.3% of revenues, for 2000. Included in the 2001 provision for doubtful accounts is approximately $10,300,000 due to the charge-off of a portion of the accounts receivable of our Richmond, Virginia medical center, which we sold in the second quarter of 2001. While we retained the facility's accounts receivable, we were dependent on the purchaser to collect the retained accounts receivable for us because it controlled the underlying information and collection systems related to such accounts, and the charge-off reflects our estimate of the shortfall resulting from our inability to control the collection activity. Excluding the non-recurring charge, the 2001 provision for doubtful accounts was $97,571,000, or 2.2% of revenues.

     Depreciation and amortization expense was $375,270,000 for 2001, compared to $360,847,000 for 2000. The increase was primarily attributable to our investment in additional assets. Interest expense decreased to $218,100,000 in 2001, compared to $221,595,000 for 2000 (see "Liquidity and Capital Resources"). For 2001, interest income was $7,349,000, compared to $9,104,000 for 2000. The changes in interest income and interest expense for 2001 were primarily attributable to decreases in effective interest rates.

     In the second quarter of 2001, we recorded a loss of $6,475,000 related to the write-off of unamortized balances of loan fees on a secondary credit facility we had established in 2000 and which we elected to terminate before its stated maturity in 2003. These fees were being amortized over the original term of the facility prior to our decision to terminate the facility early.

     As described above, we recorded a net non-recurring expense item in the second quarter of 2001 of approximately $139,883,000, reflecting the loss on the sale of our Richmond, Virginia medical center and our occupational medicine operations in that quarter. We recorded a net non-recurring expense item in the fourth quarter of 2001 of approximately $18,847,000, related to the loss on the sale of our United Kingdom diagnostic facilities and the sale of four of our inpatient facilities in that quarter. We recorded a net non-recurring expense item in the fourth quarter of 2001 of approximately $15,397,000, related to the loss on a sale-leaseback transaction involving thirteen of our facilities. The thirteen facilities included five rehabilitation hospitals, two surgery centers and six diagnostic centers.

     Income before minority interests and income taxes for 2001 was $433,734,000, compared to $559,354,000 for 2000. Minority interests reduced income before income taxes by $91,880,000 in 2001, compared to $99,081,000 for 2000. The decrease in minority interest expense is due primarily to our repurchase of partnership interests in some of our surgery centers in order to resyndicate those interests to new partners that we believe will enhance the operations of those surgery centers. The provision for income taxes for 2001 was $139,467,000, compared to $181,808,000 for 2000. Excluding the tax effects of the impairment and restructuring charges in 2001, the effective tax rate for 2000 and 2001 was 39.5% (see Note 10 of "Notes to Consolidated Financial Statements" for further discussion). Net income for 2001 was $202,387,000.


LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 2001, we had working capital of $1,377,459,000, including cash and marketable securities of $278,456,000. Working capital at December 31, 2000 was $1,048,204,000, including cash and marketable securities of $180,407,000. For 2001, cash provided by operations was $670,394,000, compared to $796,764,000 for 2000. The change was primarily due to a decrease in net income and growth in inventories, prepaid expenses and other current assets. For 2001, investing activities used $399,340,000, compared to using $778,420,000 for 2000. The change was primarily due to decreased purchases of property, plant and equipment and also reflects net proceeds of $215,370,000 received from the sale of certain facilities. Additions to property, plant and equipment and acquisitions accounted for $440,032,000 and $5,032,000, respectively, during 2001. Those same investing activities accounted for $583,639,000 and $74,137,000, respectively, in 2000. Financing activities used $174,788,000 and provided $32,573,000 during 2001 and 2000, respectively. The change is primarily due to the use of funds to pay down our bank debt in 2001. Net principal payments on long-term debt for 2001 were $187,546,000, compared to net borrowing proceeds for 2000 of $89,007,000.

     Net accounts receivable were $940,414,000 at December 31, 2001, compared to $946,965,000 at December 31, 2000. The number of days of average quarterly revenues in ending receivables was 77.6 at December 31, 2001, compared to 80.9 at December 31, 2000. See Note 1 of "Notes to Consolidated Financial Statements" for the concentration of net accounts receivable from patients, third-party payors, insurance companies and others at December 31, 2001 and 2000.

     We have a $1,750,000,000 revolving credit facility with Bank of America, N.A. and other participating banks (the "1998 Credit Agreement"). Interest on the 1998 Credit Agreement is paid based on LIBOR plus a predetermined margin, a base rate, or competitively bid rates from the participating banks. We are required to pay a fee based on the unused portion of the revolving credit facility ranging from 0.09% to 0.25%, depending on certain defined credit ratings. The principal amount is payable in full on June 22, 2003. We have provided a negative pledge on all assets under the 1998 Credit Agreement. The effective interest rate on the average outstanding balance under the 1998 Credit Agreement was 5.25% for the twelve months ended December 31, 2001, compared to the average prime rate of 6.94% during the same period. At December 31, 2001, we had drawn $540,000,000 under the 1998 Credit Agreement. For further discussion, see Note 7 of "Notes to Consolidated Financial Statements".


     On March 20, 1998, we issued $500,000,000 in 3.25% Convertible Subordinated Debentures due 2003. An additional $67,750,000 principal amount of the 3.25% Convertible Debentures was issued on March 31, 1998 to cover underwriters' overallotments. Interest is payable on April 1 and October 1. The 3.25% Convertible Debentures are convertible into HEALTHSOUTH common stock at the option of the holder at a conversion price of $36.625 per share. The conversion price is subject to adjustment upon the occurrence of (a) a subdivision, combination or reclassification of outstanding shares of our common stock, (b) the payment of a stock dividend or stock distribution on any shares of our capital stock, (c) the issuance of rights or warrants to all holders of our common stock entitling them to purchase shares of our common stock at less than the current market price, or (d) the payment of certain other distributions with respect to our common stock. In addition, we may, from time to time, lower the conversion price for periods of not less than 20 days, in our discretion. We used net proceeds from the issuance of the 3.25% Convertible Debentures to pay down indebtedness outstanding under our then-existing credit facilities. The 3.25% Convertible Debentures mature on April 1, 2003.

     On June 22, 1998, we issued $250,000,000 in 6.875% Senior Notes due 2005 and $250,000,000 in 7.0% Senior Notes due 2008 (collectively, the "Senior Notes"). Interest is payable on June 15 and December

15. The Senior Notes are unsecured, unsubordinated obligations of HEALTHSOUTH. We used the net proceeds from the issuance of the Senior Notes to pay down indebtedness outstanding under our then-existing credit facilities. The Senior Notes mature on June 15, 2005 and June 15, 2008.

     On September 25, 2000, we issued $350,000,000 in 10 3/4% Senior Subordinated Notes due 2008 (the "10 3/4% Notes"). Interest is payable on April 1 and October 1. The 10 3/4% Notes are senior subordinated obligations of HEALTHSOUTH and, as such, are subordinated to all our existing and future senior indebtedness, and also are effectively subordinated to all existing and future liabilities of our subsidiaries and partnerships. The net proceeds from the issuance of the 10 3/4% Notes were used to redeem the 9.5% Notes and to pay down indebtedness outstanding under our then-existing credit facilities. The 10 3/4% Notes mature on October 1, 2008.

     On February 1, 2001, we issued $375,000,000 in 8 1/2% Senior Notes due 2008 (the "8 1/2% Notes"). Interest is payable on February 1 and August 1. The 8 1/2% Notes are unsecured, unsubordinated obligations of HEALTHSOUTH. The net proceeds from the issuance of the 8 1/2% Notes were used to pay down indebtedness outstanding under our credit facilities. The 8 1/2% Notes mature on February 1, 2008.

     On September 28, 2001, we issued $400,000,000 in 8 3/8% Senior Notes due 2011 (the "8 3/8% Notes"). Interest is payable on April 1 and October 1. The 8 3/8% Notes are unsecured, unsubordinated obligations of HEALTHSOUTH. The net proceeds from the issuance of the 8 3/8% Notes were used to pay down indebtedness under our credit facilities. The 8 3/8% Notes mature on October 1, 2011.

     On September 28, 2001, we issued $200,000,000 in 7 3/8% Senior Notes due 2006 (the "7 3/8% Notes"). Interest is payable on April 1 and October 1. The 7 3/8% Notes are unsecured, unsubordinated obligations of HEALTHSOUTH. The net proceeds from the issuance of the 7 3/8% Notes were used to pay down indebtedness under our credit facilities. The 7 3/8% Notes mature on October 1, 2006.

     During 1995 and 1998, we entered into two tax retention operating lease agreements structured through financial institutions for our corporate headquarters building and for nine of our rehabilitation hospitals. These agreements have a total value of $187,000,000 and terminate on June 22, 2003. At termination, unless we renegotiate and extend the leases, we must purchase the facilities or obtain a purchaser for them. We provide a residual value guaranty of approximately $163,690,000 related to these lease agreements.

     In December 2001, we entered into a seven-and-one-half year operating lease agreement to provide for the financing of our replacement medical center in Birmingham, Alabama. During the construction period, we provide a residual value guaranty for up to 89% of the value of the improvements. At December 31, 2001, the value of the improvements totaled approximately $8,700,000. At maturity, our residual value guaranty will total 85% of the value of the improvements.

     The table below sets forth certain information concerning amounts due with respect to our long-term debt and various other commitments as of December 31, 2001:


                                                          DUE                 DUE                 DUE              DUE 2007
                                     TOTAL               2002              2003-2004           2005-2006          AND BEYOND
                              ------------------   ----------------   ------------------   ----------------   ------------------
Long-Term Debt                  $2,982,714,000       $  6,921,000       $1,119,007,000       $259,212,000       $1,597,574,000
Capital Lease Obligations           24,387,000          1,786,000            7,977,000          5,016,000            9,608,000
Noncompete Obligations              19,846,000         13,205,000            6,374,000            267,000                   --
Operating Leases                 1,369,441,000        223,638,000          355,219,000        237,633,000          552,951,000
                                --------------       ------------       --------------       ------------       --------------
Total Obligations               $4,396,388,000       $245,550,000       $1,488,577,000       $502,128,000       $2,160,133,000

     While the rates of interest payable under our principal credit facility and payments under some of our operating leases vary depending in part on investment ratings of our debt, we have no credit or lease agreements which provide for the acceleration of maturities or the termination of such agreements based upon any change in our investment rating.

     We intend to pursue the acquisition or development of additional healthcare operations and related businesses, including outpatient rehabilitation facilities, inpatient rehabilitation facilities, ambulatory surgery centers, outpatient diagnostic centers and companies engaged in the provision of other complementary services, and to expand certain of our existing facilities. While it is not possible to estimate precisely the amounts that will actually be expended in the foregoing areas, we anticipate that over the next twelve months, we will spend approximately $100,000,000 to $150,000,000 on maintenance and expansion of our existing facilities and approximately $250,000,000 to $350,000,000 on development activities, and on continued development of our Integrated Service Model.

     Although we are continually considering and evaluating acquisitions and opportunities for future growth, we have not entered into any agreements with respect to material future acquisitions. We believe that existing cash, cash flow from operations and borrowings under existing credit facilities will be sufficient to satisfy our estimated cash requirements for the next twelve months, and, together with the proceeds from potential capital markets transactions as market conditions indicate, for the reasonably foreseeable future.

     Inflation in recent years has not had a significant effect on our business, and is not expected to adversely affect us in the future unless it increases significantly.


EXPOSURES TO MARKET RISK

     We are exposed to market risk related to changes in interest rates. The impact on earnings and value of market risk-sensitive financial instruments (principally marketable security investments and long-term debt, as well as the interest rate swaps described below) is subject to change as a result of movements in market rates and prices. We use sensitivity analysis models to evaluate these impacts. We do not hold or issue derivative instruments for trading purposes and are not a party to any instruments with leverage features.

     Our investment in marketable securities was $1,873,000 at December 31, 2001, compared to $90,000 at December 31, 2000. The investment represents less than 1% of total assets at December 31, 2001 and 2000. These securities are generally short-term, highly-liquid instruments and, accordingly, their fair value approximates cost. Earnings on investments in marketable securities are not significant to our results of operations, and therefore any changes in interest rates would have a minimal impact on future pre-tax earnings.

     As described below, a significant portion of our long-term indebtedness is subject to variable rates of interest, generally equal to LIBOR plus a predetermined percentage. In October 2000, we entered into three short-term interest rate swap arrangements intended to hedge our exposure to rising interest rates in the capital markets. Two of these arrangements had a notional amount of $240,000,000 and one has a notional amount of $175,000,000. These matured six months and twelve months, respectively, from the date of the original transaction. The notional amounts were used to measure interest to be paid or received and did not represent an amount of exposure to credit loss. In each of these arrangements, we paid the counterparty a fixed rate of interest on the notional amount, and the counterparty paid us a variable rate of interest equal to the 90-day LIBOR rate. The variable rates paid to us by the counterparty on the six-month maturities and the twelve-month maturity were reset once and three times, respectively, during the term of the swaps. Thus, these interest rate swaps had the effect of fixing the interest rates on an aggregate of $655,000,000 of our variable-rate debt through their maturity dates. The arrangements matured at various dates in April 2001 and November 2001. In 2001, the weighted average interest rate we were obligated to pay under the swaps was 6.70%, and the weighted average interest rate we received was 5.25%. At December 31, 2001, we had no interest rate swaps outstanding.

     With respect to our interest-bearing liabilities, approximately $540,000,000 in long-term debt at December 31, 2001 is subject to variable rates of interest, while the remaining balance in long-term debt of $2,486,947,000 is subject to fixed rates of interest. This compares to $1,655,000,000 in long-term debt subject to variable rates of interest and $1,556,829,000 in long-term debt subject to fixed rates of interest at December 31, 2000 (see Note 7 of "Notes to Consolidated Financial Statements" for further description). The fair value of our total long-term debt, based on discounted cash flow analyses, approximates its carrying value at December 31, 2001 except for the 3.25% Convertible Debentures, 6.875% Senior Notes, 7.0% Senior Notes, 10 3/4% Senior Notes, 8 1/2% Senior Notes, 8 3/8% Senior Notes and 7 3/8% Senior Notes. The fair value of the 3.25% Convertible Debentures at December 31, 2001 was approximately $541,974,000. The fair value of the 6.875% Senior Notes due 2005 was approximately $250,191,000 at December 31, 2001. The fair value of the 7% Senior Notes due 2008 was approximately $243,713,000 at December 31, 2001. The fair value of the 10 3/4% Senior Notes due 2008 was approximately $386,365,000 at December 31, 2001. The fair value of the 8 1/2% Senior Notes due 2008 was approximately $392,231,000 at December 31, 2001. The fair value of the 8 3/8% Senior Notes due 2011 was approximately $414,940,000 at December 31, 2001. The fair value of the 7 3/8% Senior Notes due 2006 was approximately $201,350,000 at December 31, 2001. Based on a hypothetical 1% increase in interest rates, the potential losses in future pre-tax earnings would be approximately $5,400,000. The impact of such a change on the carrying value of long-term debt would not be significant. These amounts are determined considering the impact of the hypothetical interest rates on our borrowing cost and long-term debt balances. These analyses do not consider the effects, if any, of the potential changes in the overall level of economic activity that could exist in such an environment. Further, in the event of a change of significant magnitude, management would expect to take actions intended to further mitigate its exposure to such change.

     Foreign operations, and the related market risks associated with foreign currency, are currently insignificant to our results of operations and financial position.


RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board issued FASB Statement No. 141, "Business Combinations", and FASB Statement No. 142, "Goodwill and Other Intangibles". SFAS No. 141 eliminates the use of the pooling method for business combinations and requires that all acquisitions be accounted for under the purchase method. This statement is effective for acquisitions completed after June 30, 2001. SFAS No. 142 requires the periodic testing of goodwill for impairment rather than a monthly amortization of the balance. This testing takes place in two steps: (1) the determination of the fair value of a reporting unit, and (2) the determination of the implied fair value of the goodwill. We adopted this statement on January 1, 2002. See "Critical Accounting Policies", above.

     In June 2001, the Financial Accounting Standards Board issued FASB Statement No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 requires that the fair value of a liability for an asset retirement be recognized in the period in which it is incurred if a reasonable estimate of fair value can be determined. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. We have not determined the effect of the adoption of this statement.

     In August 2001, the Financial Accounting Standards Board issued FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. We adopted this statement on January 1, 2002. We are currently evaluating the effect of adopting this statement.


FORWARD-LOOKING STATEMENTS

     Statements contained in this Annual Report on Form 10-K which are not historical facts are forward-looking statements. Without limiting the generality of the preceding statement, all statements in this Annual Report on Form 10-K concerning or relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, through our senior management, we from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. Such forward-looking statements are necessarily estimates reflecting our best judgment based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that other factors will not affect the accuracy of such forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward-looking statements. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by us include, but are not limited to, changes in the regulation of the healthcare industry at either or both of the federal and state levels, changes or delays in reimbursement for our services by governmental or private payors, competitive pressures in the healthcare industry and our response thereto, our ability to obtain and retain favorable arrangements with third-party payors, unanticipated delays in the implementation of our Integrated Service Model, general conditions in the economy and capital markets, and other factors which may be identified from time to time in our Securities and Exchange Commission filings and other public announcements.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
HEALTHSOUTH Corporation

     We have audited the accompanying consolidated balance sheets of HEALTHSOUTH Corporation and Subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HEALTHSOUTH Corporation and Subsidiaries at December 31, 2000 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

                                        ERNST & YOUNG LLP

Birmingham, Alabama
March 12, 2002

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                                    DECEMBER 31,
                                                                            -----------------------------
                                                                                 2000            2001
                                                                            -------------   -------------
                                                                                   (IN THOUSANDS)
ASSETS
Current assets:
 Cash and cash equivalents ..............................................    $  180,317      $  276,583
 Other marketable securities ............................................            90           1,873
 Accounts receivable, net of allowances for doubtful accounts of $230,430
   in 2000 and $264,050 in 2001 .........................................       946,965         940,414
 Inventories ............................................................        92,943         112,354
 Prepaid expenses and other current assets ..............................       210,803         325,941
 Income tax refund receivable ...........................................            --          79,290
                                                                             ----------      ----------
Total current assets ....................................................     1,431,118       1,736,455

Other assets:
 Loans to officers ......................................................         6,242           2,252
 Assets held for sale (Note 13) .........................................        26,759          21,925
 Other ..................................................................       197,897         318,766
                                                                             ----------      ----------
                                                                                230,898         342,943

Property, plant and equipment, net (Note 5) .............................     2,871,763       2,774,736
Intangible assets, net (Note 6) .........................................     2,846,661       2,725,103
                                                                             ----------      ----------
Total assets ............................................................    $7,380,440      $7,579,237
                                                                             ==========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable .......................................................    $   78,762      $   37,085
 Salaries and wages payable .............................................        87,730          65,364
 Accrued interest payable and other liabilities .........................       168,970         134,762
 Deferred income taxes (Note 10) ........................................         4,227          99,873
 Current portion of long-term debt (Note 7) .............................        43,225          21,912
                                                                             ----------      ----------
Total current liabilities ...............................................       382,914         358,996

Long-term debt (Note 7) .................................................     3,168,604       3,005,035
Deferred income taxes (Note 10) .........................................       160,365         259,535
Deferred revenue and other long-term liabilities ........................         4,126           4,206
Minority interests in limited partnerships (Note 1) .....................       137,977         154,541

Commitments and contingencies (Note 11)

Stockholders' equity (Notes 8 and 12):
 Preferred stock, $.10 par value -- 1,500,000 shares authorized; issued
   and outstanding -- none ..............................................            --              --
 Common stock, $.01 par value -- 600,000,000 shares authorized; issued
   -- 426,031,000 in 2000 and 430,422,000 in 2001 .......................         4,260           4,304
 Additional paid-in capital .............................................     2,610,442       2,657,804
 Accumulated other comprehensive income .................................         7,074          16,607
 Retained earnings ......................................................     1,224,950       1,430,846
 Treasury stock, at cost (38,742,000 shares) ............................      (280,524)       (280,524)
 Receivable from Employee Stock Ownership Plan ..........................        (5,415)         (2,699)
 Notes receivable from stockholders, officers and management
   employees ............................................................       (34,333)        (29,414)
                                                                             ----------      ----------
Total stockholders' equity ..............................................     3,526,454       3,796,924
                                                                             ----------      ----------
Total liabilities and stockholders' equity ..............................    $7,380,440      $7,579,237
                                                                             ==========      ==========

See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME


                                                                         YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------------
                                                                   1999            2000            2001
                                                              -------------   -------------   -------------
                                                              (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenues ..................................................    $4,072,107      $4,195,115      $4,380,477

Operating unit expenses ...................................     2,688,849       2,816,363       2,905,043
Corporate general and administrative expenses .............       149,285         148,023         167,206
Provision for doubtful accounts ...........................       342,708          98,037         107,871
Depreciation and amortization .............................       374,248         360,847         375,270
Loss on termination of credit facility (Note 1) ...........            --              --           6,475
Loss on sale of assets (Note 16) ..........................            --              --         174,127
Impairment and restructuring charges (Note 13) ............       121,037              --              --
Interest expense ..........................................       176,652         221,595         218,100
Interest income ...........................................       (10,587)         (9,104)         (7,349)
                                                               ----------      ----------      ----------
                                                                3,842,192       3,635,761       3,946,743
                                                               ----------      ----------      ----------
Income before income taxes and minority interests .........       229,915         559,354         433,734
Provision for income taxes (Note 10) ......................        66,929         181,808         139,467
                                                               ----------      ----------      ----------
                                                                  162,986         377,546         294,267
Minority interests ........................................        86,469          99,081          91,880
                                                               ----------      ----------      ----------
Net income ................................................    $   76,517      $  278,465      $  202,387
                                                               ==========      ==========      ==========
Weighted average common shares outstanding ................       408,195         385,666         389,717
                                                               ==========      ==========      ==========
Net income per common share ...............................    $     0.19      $     0.72      $     0.52
                                                               ==========      ==========      ==========
Weighted average common shares outstanding -
 assuming dilution ........................................       414,570         391,016         399,227
                                                               ==========      ==========      ==========
Net income per common share - assuming dilution ...........    $     0.18      $     0.71      $     0.51
                                                               ==========      ==========      ==========

See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 YEARS ENDED DECEMBER 31, 1999, 2000 AND 2001


                                                                          COMMON STOCK
                                                                      --------------------   ADDITIONAL
                                                                                               PAID-IN
                                                                        SHARES    AMOUNT       CAPITAL
                                                                      --------- ---------- --------------
                                                                                (IN THOUSANDS)
Balance at December 31, 1998 ........................................  423,178   $ 4,232    $ 2,577,647
Comprehensive income: ...............................................
 Net income .........................................................       --        --             --
 Translation adjustment .............................................       --        --             --
Comprehensive income ................................................
Proceeds from exercise of options ...................................      804         8          4,363
Restricted stock grants issued ......................................       --        --          2,562
Reduction in receivable from ESOP ...................................       --        --             --
Loans made to stockholders ..........................................       --        --             --
Payments received on stockholders' notes receivable .................       --        --             --
Repurchase limited partnership units ................................       --        --             --
Purchase of treasury stock ..........................................       --        --             --
                                                                       -------   -------    -----------
Balance at December 31, 1999 ........................................  423,982     4,240      2,584,572
Comprehensive income: ...............................................
 Net income .........................................................       --        --             --
 Translation adjustment .............................................       --        --             --
 Unrealized gain on available for sale securities (net $7,526 tax
 expense) ...........................................................       --        --             --
Comprehensive income ................................................
Proceeds from exercise of options ...................................    2,049        20         14,768
Income tax benefits related to incentive stock options ..............       --        --          4,155
Restricted stock grants issued ......................................       --        --          2,002
Reduction in receivable from ESOP ...................................       --        --             --
Payments received on stockholders' notes receivable .................       --        --             --
Repurchase limited partnership units ................................       --        --             --
Variable stock option appreciation ..................................       --        --          4,945
Purchase of treasury stock ..........................................       --        --             --
                                                                       -------   -------    -----------
Balance at December 31, 2000 ........................................  426,031     4,260      2,610,442
Comprehensive income: ...............................................
 Net income .........................................................       --        --             --
 Translation adjustment .............................................       --        --             --
 Unrealized gain on available for sale securities (net $2,590 tax
 expense) ...........................................................       --        --             --
Comprehensive income ................................................
Proceeds from exercise of options ...................................    4,391        44         31,765
Income tax benefits related to incentive stock options ..............       --        --         12,806
Restricted stock grants issued ......................................       --        --          1,997
Reduction in receivable from ESOP ...................................       --        --             --
Payments received on stockholders' notes receivable .................       --        --             --
Sale of limited partnership units ...................................       --        --             --
Variable stock option appreciation ..................................       --        --            794
                                                                       -------   -------    -----------
Balance at December 31, 2001 ........................................  430,422   $ 4,304    $ 2,657,804
                                                                       =======   =======    ===========


                                                                        ACCUMULATED
                                                                           OTHER                           TREASURY STOCK
                                                                       COMPREHENSIVE      RETAINED    -----------------------
                                                                       INCOME (LOSS)      EARNINGS     SHARES      AMOUNT
                                                                      --------------- --------------- -------- --------------
                                                                                           (IN THOUSANDS)
Balance at December 31, 1998 ........................................    $  (1,081)     $   879,309     2,042   $   (21,813)
Comprehensive income: ...............................................
 Net income .........................................................           --           76,517        --            --
 Translation adjustment .............................................         (362)              --        --            --
Comprehensive income ................................................
Proceeds from exercise of options ...................................           --               --        --            --
Restricted stock grants issued ......................................           --               --        --            --
Reduction in receivable from ESOP ...................................           --               --        --            --
Loans made to stockholders ..........................................           --               --        --            --
Payments received on stockholders' notes receivable .................           --               --        --            --
Repurchase limited partnership units ................................           --           (5,998)       --            --
Purchase of treasury stock ..........................................           --               --    36,300      (256,691)
                                                                         ---------      -----------    ------   -----------
Balance at December 31, 1999 ........................................       (1,443)         949,828    38,342      (278,504)
Comprehensive income: ...............................................
 Net income .........................................................           --          278,465        --            --
 Translation adjustment .............................................       (3,560)              --        --            --
 Unrealized gain on available for sale securities (net $7,526 tax
 expense) ...........................................................       12,077               --        --            --
Comprehensive income ................................................
Proceeds from exercise of options ...................................           --               --        --            --
Income tax benefits related to incentive stock options ..............           --               --        --            --
Restricted stock grants issued ......................................           --               --        --            --
Reduction in receivable from ESOP ...................................           --               --        --            --
Payments received on stockholders' notes receivable .................           --               --        --            --
Repurchase limited partnership units ................................           --           (3,343)       --            --
Variable stock option appreciation ..................................           --               --        --            --
Purchase of treasury stock ..........................................           --               --       400        (2,020)
                                                                         ---------      -----------    ------   -----------
Balance at December 31, 2000 ........................................        7,074        1,224,950    38,742      (280,524)
Comprehensive income: ...............................................
 Net income .........................................................           --          202,387        --            --
 Translation adjustment .............................................        5,566               --        --            --
 Unrealized gain on available for sale securities (net $2,590 tax
 expense) ...........................................................        3,967               --        --            --
Comprehensive income ................................................
Proceeds from exercise of options ...................................           --               --        --            --
Income tax benefits related to incentive stock options ..............           --               --        --            --
Restricted stock grants issued ......................................           --               --        --            --
Reduction in receivable from ESOP ...................................           --               --        --            --
Payments received on stockholders' notes receivable .................           --               --        --            --
Sale of limited partnership units ...................................           --            3,509        --            --
Variable stock option appreciation ..................................           --               --        --            --
                                                                         ---------      -----------    ------   -----------
Balance at December 31, 2001 ........................................    $  16,607      $ 1,430,846    38,742   $  (280,524)
                                                                         =========      ===========    ======   ===========


                                                                        RECEIVABLE        NOTES             TOTAL
                                                                         FROM ESOP     RECEIVABLE    STOCKHOLDERS' EQUITY
                                                                      -------------- -------------- ---------------------
                                                                                        (IN THOUSANDS)
Balance at December 31, 1998 ........................................   $  (10,169)    $   (5,121)       $ 3,423,004
Comprehensive income: ...............................................
 Net income .........................................................           --             --             76,517
 Translation adjustment .............................................           --             --               (362)
                                                                                                         -----------
Comprehensive income ................................................                                         76,155
Proceeds from exercise of options ...................................           --             --              4,371
Restricted stock grants issued ......................................           --             --              2,562
Reduction in receivable from ESOP ...................................        2,271             --              2,271
Loans made to stockholders ..........................................           --        (39,334)           (39,334)
Payments received on stockholders' notes receivable .................           --             22                 22
Repurchase limited partnership units ................................           --             --             (5,998)
Purchase of treasury stock ..........................................           --             --           (256,691)
                                                                        ----------     ----------        -----------
Balance at December 31, 1999 ........................................       (7,898)       (44,433)         3,206,362
Comprehensive income: ...............................................
 Net income .........................................................           --             --            278,465
 Translation adjustment .............................................           --             --             (3,560)
 Unrealized gain on available for sale securities (net $7,526 tax
 expense) ...........................................................           --             --             12,077
                                                                                                         -----------
Comprehensive income ................................................                                        286,982
Proceeds from exercise of options ...................................           --             --             14,788
Income tax benefits related to incentive stock options ..............           --             --              4,155
Restricted stock grants issued ......................................           --             --              2,002
Reduction in receivable from ESOP ...................................        2,483             --              2,483
Payments received on stockholders' notes receivable .................           --         10,100             10,100
Repurchase limited partnership units ................................           --             --             (3,343)
Variable stock option appreciation ..................................           --             --              4,945
Purchase of treasury stock ..........................................           --             --             (2,020)
                                                                        ----------     ----------        -----------
Balance at December 31, 2000 ........................................       (5,415)       (34,333)         3,526,454
Comprehensive income: ...............................................
 Net income .........................................................           --             --            202,387
 Translation adjustment .............................................           --             --              5,566
 Unrealized gain on available for sale securities (net $2,590 tax
 expense) ...........................................................           --             --              3,967
                                                                                                         -----------
Comprehensive income ................................................                                        211,920
Proceeds from exercise of options ...................................           --             --             31,809
Income tax benefits related to incentive stock options ..............           --             --             12,806
Restricted stock grants issued ......................................           --             --              1,997
Reduction in receivable from ESOP ...................................        2,716             --              2,716
Payments received on stockholders' notes receivable .................           --          4,919              4,919
Sale of limited partnership units ...................................           --             --              3,509
Variable stock option appreciation ..................................           --             --                794
                                                                        ----------     ----------        -----------
Balance at December 31, 2001 ........................................   $   (2,699)    $  (29,414)       $ 3,796,924
                                                                        ==========     ==========        ===========

See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                              YEAR ENDED DECEMBER 31,
                                                                   ---------------------------------------------
                                                                        1999            2000            2001
                                                                   -------------   -------------   -------------
                                                                                  (IN THOUSANDS)
OPERATING ACTIVITIES
Net income .....................................................    $   76,517      $  278,465      $  202,387
Adjustments to reconcile net income to net cash provided by
 operating activities:
   Depreciation and amortization ...............................       374,248         360,847         375,270
   Provision for doubtful accounts .............................       342,708          98,037         107,871
   Equity-based compensation ...................................         2,562           6,947           2,791
   Impairment and restructuring charges ........................       121,037              --              --
   Loss on sale of assets ......................................            --              --         174,127
   Income applicable to minority interests of limited
    partnerships ...............................................        86,469          99,081          91,880
   Loss on termination of credit facility ......................            --              --           6,475
   (Benefit) provision for deferred income taxes ...............        (5,850)         96,448         192,226
   Changes in operating assets and liabilities, net of effects of acquisitions: ...........................................
      Accounts receivable ......................................      (332,977)       (150,283)       (126,861)
      Inventories, prepaid expenses and other current
       assets ..................................................        67,428          (7,877)       (234,807)
      Accounts payable and accrued expenses ....................       (27,631)         15,099        (120,965)
                                                                    ----------      ----------      ----------
Net cash provided by operating activities ......................       704,511         796,764         670,394
INVESTING ACTIVITIES
Purchases of property, plant and equipment .....................      (474,115)       (583,639)       (440,032)
Proceeds from sale of non-strategic assets .....................         5,693           2,713         215,370
Additions to intangible assets, net of effects of acquisitions .       (33,140)        (83,291)        (40,474)
Assets obtained through acquisitions, net of liabilities
 assumed .......................................................      (104,304)        (74,137)         (5,032)
Payments on purchase accounting accruals .......................       (22,063)             --              --
Purchase of limited partnership units ..........................        (5,998)        (21,116)        (47,947)
Changes in other assets ........................................        12,866         (22,342)        (79,442)
Net change in other marketable securities ......................           204           3,392          (1,783)
                                                                    ----------      ----------      ----------
Net cash used in investing activities ..........................      (620,857)       (778,420)       (399,340)

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONTINUED)


                                                                             YEAR ENDED DECEMBER 31,
                                                                -------------------------------------------------
                                                                     1999             2000              2001
                                                                -------------   ---------------   ---------------
                                                                                 (IN THOUSANDS)
FINANCING ACTIVITIES
Proceeds from borrowings ....................................    $  756,000      $  1,585,000      $  1,850,201
Principal payments on long-term debt ........................      (470,621)       (1,495,993)       (2,037,747)
Proceeds from exercise of options ...........................         4,371            14,788            31,809
Purchase of treasury stock ..................................      (256,691)           (2,020)               --
Reduction in receivable from ESOP ...........................         2,271             2,483             2,716
(Increase) decrease in loans from stockholders ..............       (39,312)           10,100             4,919
Proceeds from investment by minority interests ..............        11,582            12,901            33,685
Payment of cash distributions to limited partners ...........      (100,319)          (91,126)          (62,942)
Foreign currency translation adjustment .....................          (362)           (3,560)            2,571
                                                                 ----------      ------------      ------------
Net cash (used in) provided by financing activities .........       (93,081)           32,573          (174,788)
                                                                 ----------      ------------      ------------
(Decrease) increase in cash and cash equivalents ............        (9,427)           50,917            96,266
Cash and cash equivalents at beginning of year ..............       138,827           129,400           180,317
                                                                 ----------      ------------      ------------
Cash and cash equivalents at end of year ....................    $  129,400      $    180,317      $    276,583
                                                                 ==========      ============      ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
 Interest ...................................................    $  159,496      $    232,776      $    214,632
 Income taxes ...............................................        88,575             9,153            36,169

Non-cash investing activities:

The Company assumed liabilities of $9,529,000, $9,178,000 and $843,000 during the years ended December 31, 1999, 2000 and 2001, respectively, in connection with its acquisitions.

See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


1. SIGNIFICANT ACCOUNTING POLICIES

     The significant accounting policies followed by HEALTHSOUTH Corporation and its subsidiaries ("the Company") are presented as an integral part of the consolidated financial statements.


NATURE OF OPERATIONS

     HEALTHSOUTH is engaged in the business of providing healthcare services through three operating segments: Inpatient and other clinical services, Outpatient services and Non-patient care services. Inpatient and other clinical services consist primarily of services provided through inpatient rehabilitation facilities, specialty medical centers and certain physician practices and other clinical services. Outpatient services consist primarily of services provided through outpatient rehabilitation facilities, outpatient surgery centers and outpatient diagnostic centers. The Non-patient care services segment includes the operations of the Company's corporate office, general and administrative costs, non-clinical subsidiaries and other operations that are independent of the Company's inpatient and outpatient services segments.


PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of HEALTHSOUTH Corporation ("HEALTHSOUTH") and its wholly-owned subsidiaries, as well as its majority ownership or controlling interest in limited partnerships and limited liability companies. All significant intercompany accounts and transactions have been eliminated in consolidation.

     HEALTHSOUTH operates a number of its facilities as general and limited partnerships ("partnerships") or limited liability companies ("LLCs") in which HEALTHSOUTH or a subsidiary serves as the general partner or managing member, as applicable. HEALTHSOUTH's policy is to consolidate the financial position and results of operations of these partnerships and LLCs in cases where HEALTHSOUTH owns the majority interest or in which it otherwise has a controlling interest (see also "Minority Interests" below in Note 1). Investments in partnerships, LLCs and other entities that represent less than a majority interest, or otherwise represent a non-controlling interest, are accounted for under the equity method or cost method, as appropriate (see also "Minority Interests" below in Note 1 and Note 4).


USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ materially from those estimates.


MARKETABLE SECURITIES

     Marketable securities and debt securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, if material, reported as a separate component of stockholders' equity, net of tax. The cost of the specific security sold method is used to compute gain or loss on the sale of securities. Interest and dividends on securities classified as available-for-sale are included in interest income. Marketable securities and debt securities held by the Company have maturities of less than one year.


ACCOUNTS RECEIVABLE AND THIRD-PARTY REIMBURSEMENT ACTIVITIES

     Receivables from patients, insurance companies and third-party contractual insured accounts (primarily Medicare and Medicaid) are based on payment agreements which generally result in the Company's collecting an amount different from the established rates. Net third-party settlement

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)


1. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

receivables included in accounts receivable were $69,480,000 and $135,954,000 at December 31, 2000 and 2001, respectively. Final determination of the settlements is subject to review by appropriate authorities. Such review may result in changes in recorded estimates, possibly by material amounts, in the future. The differences between original estimates made by the Company and subsequent revisions (including final settlement) were not material to the Company's operating results. Allowances believed by management to be adequate are provided for doubtful accounts and contractual adjustments. Uncollectible accounts are written off against the allowance for doubtful accounts after adequate collection efforts are made. Net accounts receivable includes only those amounts estimated by management to be collectible.

     The concentration of net accounts receivable from third-party contractual payors and others, as a percentage of total net accounts receivable, was as follows:


                                  DECEMBER 31,
                               -------------------
                                 2000       2001
                               --------   --------
  Medicare .................       27%        32%
  Medicaid .................        5          5
  Other ....................       68         63
                                   --         --
                                  100%       100%
                                  ===        ===

INVENTORIES

     Inventories are stated at the lower of cost or market using the specific identification method.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Upon sale or retirement of property, plant or equipment, the cost and related accumulated depreciation are eliminated from the respective account and the resulting gain or loss is included in the results of operations.

     Interest cost incurred during the construction of a facility is capitalized. The Company incurred interest costs of $178,836,000, $223,321,000 and $218,102,000, of which $2,184,000, $1,726,000 and $2,000 was capitalized during 1999, 2000 and 2001, respectively.

     Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets or the term of the lease, as appropriate. The estimated useful life of buildings is 30-40 years and the general range of useful lives for leasehold improvements, furniture, fixtures and equipment is 3-15 years.

INTANGIBLE ASSETS

     Costs in excess of the net asset value of purchased facilities are amortized over 20 to 40 years using the straight-line method, with the majority of such costs being amortized over 40 years. Debt issue costs are amortized over the term of the debt. Noncompete agreements are amortized using the straight-line method over the term of the agreements.

START-UP COSTS

     As required by SOP 98-5, Reporting on the Costs of Start-Up Activities, the costs of start-up activities are expensed as incurred.

MINORITY INTERESTS

     The equity of minority investors in partnerships and LLCs of the Company is reported on the consolidated balance sheets as minority interests. Minority interests reported in the consolidated income statements reflect the respective interests in the income or loss of the limited partnerships or limited liability companies attributable to the minority investors (ranging from 1% to 50% at December 31, 2001), the effect of which is removed from the results of operations of the Company.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)


1. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

REVENUES

     Revenues include net patient service revenues and other operating revenues. Other operating revenues include cafeteria revenue, gift shop revenue, rental income, trainer/contract revenue, management and administrative fee revenue (related to non-consolidated subsidiaries and affiliates) and transcriptionist fees and are insignificant to total revenues. Net patient service revenues are reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors.


INCOME PER COMMON SHARE

     The following table sets forth the computation of basic and diluted earnings per share:


                                                                           YEAR ENDED DECEMBER 31,
                                                               -----------------------------------------------
                                                                    1999            2000             2001
                                                               -------------   --------------   --------------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Numerator:
 Net income available to common stockholders ...............     $  76,517       $  278,465       $  202,387
                                                                 =========       ==========       ==========
Denominator:
 Denominator for basic earnings per share --
   weighted-average shares .................................       408,195          385,666          389,717
 Effect of dilutive securities:
   Net effect of dilutive stock options ....................         5,525            4,600            8,852
   Restricted shares issued ................................           850              750              658
                                                                 ---------       ----------       ----------
 Dilutive potential common shares ..........................         6,375            5,350            9,510
                                                                 ---------       ----------       ----------
 Denominator of diluted earnings per share -- adjusted
   weighted-average shares and assumed conversions .........       414,570          391,016          399,227
                                                                 =========       ==========       ==========
Basic earnings per share ...................................     $    0.19       $     0.72       $     0.52
                                                                 =========       ==========       ==========
Diluted earnings per share .................................     $    0.18       $     0.71       $     0.51
                                                                 =========       ==========       ==========

IMPAIRMENT OF ASSETS

     The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. In such cases, the impaired assets are written down to fair value. Fair value is determined based on the individual facts and circumstances of the impairment event, and the available information related to it. Such information might include quoted market prices, prices for comparable assets, estimated future cash flows discounted at a rate commensurate with the risks involved and independent appraisals. For purposes of analyzing impairment, assets are generally grouped at the individual operational facility level, which is the lowest level for which there are identifiable cash flows. If the group of assets being tested was acquired by the Company as part of a purchase business combination, any goodwill that arose as part of the transaction is included as part of the asset grouping.

     With respect to the carrying value of goodwill and other intangible assets, the Company determines on a quarterly basis whether an impairment event has occurred by considering factors such as the market value of the asset, a significant adverse change in legal factors or in the business climate, adverse action by regulators, a history of operating losses or cash flow losses, or a projection of continuing losses associated with an operating entity. The carrying value of goodwill and other intangible assets will be evaluated if the facts and circumstances suggest that it has been impaired. If this evaluation indicates that

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)


1. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

the value of the asset will not be recoverable as determined based on the undiscounted cash flows of the entity over the remaining amortization period, an impairment loss is calculated based on the excess of the carrying amount of the asset over the asset's fair value (see Note 13).

SELF-INSURANCE

     The Company is self-insured for professional liability and comprehensive general liability. Liabilities for asserted and unasserted claims are accrued based upon specific claims and incidents and the claims history of the Company. The reserves for estimated liabilities for asserted and unasserted claims, which are not material in relation to the Company's consolidated financial position at December 31, 2000 and 2001, are included with accrued interest payable and other liabilities in the accompanying consolidated balance sheets.

     In the fourth quarter of 2000, the Company formed an offshore captive insurance subsidiary to which it transitioned the administration of its self-insurance programs. The captive is an independent insurance company primarily designed to insure the Company's first layer of coverage. The Company purchases commercial insurance for excess layers. Currently, the captive provides primary coverage for the Company's professional and general liability risk, workers' compensation risk and the construction risk associated with the building of the Company's replacement medical center facility in Birmingham, Alabama. The Company expects to evaluate other lines of insurance suitable for placement with the captive on an ongoing basis.

RECLASSIFICATIONS

     Certain amounts in 1999 and 2000 financial statements have been reclassified to conform to the 2001 presentation. Such reclassifications had no effect on previously reported consolidated financial position and consolidated net income.

FOREIGN CURRENCY TRANSLATION

     The Company translates the assets and liabilities of its foreign subsidiaries stated in local functional currencies to U.S. dollars at the rates of exchange in effect at the end of the period. Revenues and expenses are translated using rates of exchange in effect during the period. Gains and losses from currency translation are included in stockholders' equity. Currency transaction gains or losses are recognized in current operations as operating unit expenses and have not been significant to the Company's operating results in any period.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board issued FASB Statement No. 141, Business Combinations ("SFAS No. 141"), and FASB Statement No. 142, Goodwill and Other Intangibles ("SFAS No. 142"). SFAS No. 141 eliminates the use of the pooling method for business combinations and requires that all acquisitions be accounted for under the purchase method. This statement is effective for acquisitions completed after June 30, 2001. SFAS No. 142 requires the periodic testing of goodwill for impairment rather than a monthly amortization of the balance. This testing takes place in two steps: (1) the determination of the fair value of a reporting unit, and (2) the determination of the implied fair value of the goodwill. The Company will adopt this statement on January 1, 2002 and is currently evaluating the financial impact of adopting the new policy.

     In June 2001, the Financial Accounting Standards Board issued FASB Statement No. 143, Accounting for Asset Retirement Obligations ("SFAS No. 143"). SFAS No. 143 requires that the fair value of a liability for an asset retirement be recognized in the period in which it is incurred if a reasonable estimate of fair value can be determined. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The effect of the adoption of this statement has not been determined by the Company.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)


1. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     In August 2001, the Financial Accounting Standards Board issued FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144"). SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company will adopt this statement on January 1, 2002.


2. MERGERS

     The Company had no mergers for the three years ended December 31, 2001.


3. CASH, CASH EQUIVALENTS AND OTHER MARKETABLE SECURITIES

     For purposes of the consolidated balance sheets and statements of cash flows, marketable securities with a maturity of ninety days or less when purchased are considered cash equivalents.


4. OTHER ASSETS

     The Company has various investments, with ownership percentages ranging from 24% to 49%, which are accounted for using the equity method of accounting. The Company's equity in earnings of these investments was not material to the Company's consolidated results of operations for the years ended 1999, 2000 and 2001. At December 31, 2001, the investment balance on the Company's books was not materially different than the underlying equity in net assets of the unconsolidated entities.

     Other investments consist of investments in companies involved in operations similar or complementary to those of the Company. For those investments with a quoted market price, the Company's investment balance is based on the quoted market price. For all other investments in this category, it was not practicable to estimate the fair value because of the lack of a quoted market price and the inability to estimate the fair value without incurring excessive costs. The carrying amount at December 31, 2001 represents the original cost of the investments, which management believes is not impaired.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


5. PROPERTY, PLANT AND EQUIPMENT

   Property, plant and equipment consisted of the following:

                                                               DECEMBER 31,
                                                       -----------------------------
                                                            2000            2001
                                                       -------------   -------------
                                                              (IN THOUSANDS)
         Land ......................................    $  138,277      $  114,880
         Buildings .................................     1,312,375       1,251,027
         Leasehold improvements ....................       479,404         485,745
         Furniture, fixtures and equipment .........     1,821,403       1,923,439
         Construction-in-progress ..................        83,406          70,175
                                                        ----------      ----------
                                                         3,834,865       3,845,266
         Less accumulated depreciation and
          amortization .............................       963,102       1,070,530
                                                        ----------      ----------
                                                        $2,871,763      $2,774,736
                                                        ==========      ==========


6. INTANGIBLE ASSETS

   Intangible assets consisted of the following:

                                                                DECEMBER 31,
                                                       -----------------------------
                                                            2000            2001
                                                       --------------  -------------
                                                               (IN THOUSANDS)
         Debt issue costs ........................      $   66,179      $   77,813
         Noncompete agreements ...................         124,932         106,271
         Cost in excess of net asset value of
          purchased facilities ...................       3,038,560       3,010,838
         Other ...................................           8,616           6,960
                                                       -----------     -----------
                                                         3,238,287       3,201,882
         Less accumulated amortization ...........         391,626         476,779
                                                       -----------     -----------
                                                        $2,846,661      $2,725,103
                                                       ===========     ===========


                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


7. LONG-TERM DEBT

   Long-term debt consisted of the following:

                                                              DECEMBER 31,
                                                      -----------------------------
                                                           2000            2001
                                                      -------------   -------------
                                                             (IN THOUSANDS)
         Notes and bonds payable:
          Advances under $1,750,000,000
           revolving credit facility ..............    $1,655,000      $  540,000
          3.25% Convertible Subordinated
           Debentures due 2003 ....................       567,750         567,750
          6.875% Senior Notes due 2005 ............       250,000         250,000
          7.0% Senior Notes due 2008 ..............       250,000         250,000
          10 3/4% Senior Subordinated Notes due
           2008 ...................................       350,000         350,000
          8 1/2% Senior Notes due 2008 ............            --         375,000
          8 3/8% Senior Notes due 2011 ............            --         400,000
          7 3/8% Senior Notes due 2006 ............            --         200,000
          Notes payable to banks and various
           other notes payable, at interest rates
           from 5.5% to 14.9% .....................       104,031          64,683
          Hospital revenue bonds payable ..........        11,674           9,668
          Noncompete agreements payable with
           payments due at intervals ranging
           through December 2005 ..................        23,374          19,846
                                                       ----------      ----------
                                                        3,211,829       3,026,947
         Less amounts due within one year .........        43,225          21,912
                                                       ----------      ----------
                                                       $3,168,604      $3,005,035
                                                       ==========      ==========


     The fair value of the total long-term debt approximates book value at December 31, 2001 except for the 3.25% Convertible Subordinated Debentures due 2003, the 6.875% Senior Notes due 2005, the 7.0% Senior Notes due 2008, the 10 3/4% Senior Subordinated Notes due 2008, the 8 1/2% Senior Notes due 2008, the 8 3/8% Senior Notes due 2011 and the 7 3/8% Senior Notes due 2006. The fair value of the 3.25% Convertible Subordinated Debentures due 2003 was approximately $541,974,000 at December 31, 2001. The fair value of the 6.875% Senior Notes due 2005 was approximately $250,191,000 at December 31, 2001. The fair value of the 7.0% Senior Notes due 2008 was approximately $243,713,000 at December 31, 2001. The fair value of the 10 3/4% Senior Subordinated Notes due 2008 was approximately $386,365,000 at December 31, 2001. The fair value of the 8 1/2% Senior Notes due 2008 was approximately $392,231,000 at December 31, 2001. The fair value of the 8 3/8% Senior Notes due 2011 was approximately $414,940,000 at December 31, 2001. The fair value of the 7 3/8% Senior Notes due 2006 was approximately $201,350,000 at December 31, 2001. The fair values of the Company's long-term debt are estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

     The Company has a $1,750,000,000 revolving credit facility with Bank of America, N.A. ("Bank of America") and other participating banks (the "1998 Credit Agreement"). The 1998 Credit Agreement replaced a previous $1,250,000,000 revolving credit agreement, also with Bank of America. Interest on the 1998 Credit Agreement is paid based on LIBOR plus a predetermined margin, a base rate, or competitively bid rates from the participating banks. The Company is required to pay a fee on the unused portion of the revolving credit facility ranging from 0.09% to 0.25%, depending on certain defined credit

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


7. LONG-TERM DEBT - (CONTINUED)

ratings. The principal amount is payable in full on June 22, 2003. The Company has provided a negative pledge on all assets under the 1998 Credit Agreement. At December 31, 2001, the effective interest rate associated with the 1998 Credit Agreement was approximately 2.49%.

     The Company also had a Short Term Credit Agreement with Bank of America and other participating banks (as amended, the "Short Term Credit Agreement"), providing for a $250,000,000 short term revolving credit facility. The terms of the Short Term Credit Agreement were substantially consistent with those of the 1998 Credit Agreement. Interest on the Short Term Credit Agreement was paid based on LIBOR plus a predetermined margin or a base rate. The Company was required to pay a fee on the unused portion of the credit facility ranging from 0.30% to 0.50%, depending on certain defined credit ratings. On October 31, 2000, the Company terminated the Short Term Credit Agreement and replaced it with a new $400,000,000 Credit Agreement (the "2000 Credit Agreement") with UBS AG and other participating banks. The 2000 Credit Agreement has been terminated by the Company. During the second quarter of 2001, the Company recorded a loss of $6,475,000 related to the write-off of unamortized loan fees associated with the early termination of the 2000 Credit Agreement.

     On March 20, 1998, the Company issued $500,000,000 in 3.25% Convertible Subordinated Debentures due 2003 (the "3.25% Convertible Debentures") in a private placement. An additional $67,750,000 principal amount of the 3.25% Convertible Debentures was issued on March 31, 1998 to cover underwriters' overallotments. Interest is payable on April 1 and October 1. The 3.25% Convertible Debentures are convertible into common stock of the Company at the option of the holder at a conversion price of $36.625 per share. The conversion price is subject to adjustment upon the occurrence of (a) a subdivision, combination or reclassification of outstanding shares of common stock, (b) the payment of a stock dividend or stock distribution on any shares of the Company's capital stock, (c) the issuance of rights or warrants to all holders of common stock entitling them to purchase shares of common stock at less than the current market price, or (d) the payment of certain other distributions with respect to the Company's common stock. In addition, the Company may, from time to time, lower the conversion price for periods of not less than 20 days, in its discretion. The net proceeds from the issuance of the 3.25% Convertible Debentures were used by the Company to pay down indebtedness outstanding under its then-existing credit facilities. The 3.25% Convertible Debentures mature on April 1, 2003.

     On June 22, 1998, the Company issued $250,000,000 in 6.875% Senior Notes due 2005 and $250,000,000 in 7.0% Senior Notes due 2008 (collectively, the "Senior Notes"). Interest is payable on June 15 and December 15. The Senior Notes are unsecured, unsubordinated obligations of the Company. The net proceeds from the issuance of the Senior Notes were used by the Company to pay down indebtedness outstanding under its then-existing credit facilities. The Senior Notes mature on June 15, 2005 and June 15, 2008, respectively.

     On September 25, 2000, the Company issued $350,000,000 in 10 3/4% Senior Subordinated Notes due 2008 (the "10 3/4% Notes"). Interest is payable on April 1 and October 1. The 10 3/4% Notes are senior subordinated obligations of the Company and, as such, are subordinated to all existing and future senior indebtedness of the Company, and also are effectively subordinated to all existing and future liabilities of the Company's subsidiaries and partnerships. The net proceeds from the issuance of the 10 3/4% Notes were used by the Company to redeem the 9.5% Notes and to pay down indebtedness outstanding under its then-existing credit facilities. The 10 3/4% Notes mature on October 1, 2008.

     On February 1, 2001, the Company issued $375,000,000 in 8 1/2% Senior Notes due 2008 (the "8 1/2% Notes"). Interest is payable on February 1 and August 1. The 8 1/2% Notes are unsecured, unsubordinated obligations of the Company. The net proceeds from the issuance of the 8 1/2% Notes were used by the Company to pay down indebtedness outstanding under its then-existing credit facilities. The 8 1/2% Notes mature on February 1, 2008.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


7. LONG-TERM DEBT - (CONTINUED)

     On September 28, 2001, the Company issued $400,000,000 in 8 3/8% Senior Notes due 2011 (the "8 3/8% Notes"). Interest is payable on April 1 and October
1. The 8 3/8% Notes are unsecured, unsubordinated obligations of the Company. The net proceeds from the issuance of the 8 3/8% Notes were used by the Company to pay down indebtedness outstanding under its then-existing credit facilities. The 8 3/8% Notes mature on October 1, 2011.

     On September 28, 2001, the Company issued $200,000,000 in 7 3/8% Senior Notes due 2006 (the "7 3/8% Notes"). Interest is payable on April 1 and October
1. The 7 3/8% Notes are unsecured, unsubordinated obligations of the Company. The net proceeds from the issuance of the 7 3/8% Notes were used by the Company to pay down indebtedness outstanding under its then-existing credit facilities. The 7 3/8% Notes mature on October 1, 2006.

     Principal maturities of long-term debt are as follows:


          YEAR ENDING DECEMBER 31,          (IN THOUSANDS)
          ------------------------------   ---------------
          2002 .........................      $   21,912
          2003 .........................       1,121,123
          2004 .........................          12,235
          2005 .........................         258,271
          2006 .........................           6,224
          After 2007 ...................       1,607,182
                                              ----------
                                              $3,026,947
                                              ==========


8. STOCK OPTIONS

     The Company has various stockholder-approved stock option plans which provide for the grant of options to directors, officers and other key employees to purchase common stock at 100% of the fair market value as of the date of grant. The Compensation Committee of the Board of Directors administers the stock option plans. Options may be granted as incentive stock options or as non-qualified stock options. Incentive stock options vest 25% annually, commencing upon completion of one year of employment subsequent to the date of grant. Certain of the non-qualified stock options are not subject to any vesting provisions, while others vest on the same schedule as the incentive stock options. The options expire ten years from the date of grant.

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). SFAS No. 123 is effective for fiscal years beginning after December 15, 1995 and allows for the option of continuing to account for stock-based compensation under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations, or selecting the fair value method of expense recognition as described in SFAS No. 123. The Company has elected to follow APB No. 25 in accounting for its employee stock options. The Company follows SFAS No. 123 in accounting for its non-employee stock options. The total compensation expense associated with non-employee stock options granted in 1999, 2000 and 2001 was not material.

     Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No.
123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1999, 2000 and 2001, respectively: risk-free interest rates of 6.21%, 5.11% and 5.10%; dividend yield of 0%; volatility factors of the expected market price of the Company's common stock of .77, .71 and .49; and a weighted-average expected life of the options of 5.0 years, 5.2 years and 5.5 years.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


8. STOCK OPTIONS - (CONTINUED)

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                YEAR ENDED DECEMBER 31,
                                       ------------------------------------------
                                           1999          2000           2001
                                       ------------ -------------- --------------
                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
  Pro forma net income .........       $ 47,149     $  266,684     $  178,255
  Pro forma earnings per share:
    Basic ......................           0.12           0.69           0.46
    Diluted ....................           0.12           0.69           0.45


     A summary of the Company's stock option activity and related information for the years ended December 31 follows:

                                                         1999                       2000                      2001
                                               ------------------------   ------------------------   -----------------------
                                                              WEIGHTED                   WEIGHTED                   WEIGHTED
                                                               AVERAGE                    AVERAGE                   AVERAGE
                                                 OPTIONS      EXERCISE      OPTIONS      EXERCISE      OPTIONS      EXERCISE
                                                  (000)         PRICE        (000)         PRICE        (000)        PRICE
                                               -----------   ----------   -----------   ----------   -----------   ---------
Options outstanding January 1 ..............      34,437         $12         36,028         $11         35,982         $10
 Granted ...................................       6,589          11          3,615           5          4,969          14
 Exercised .................................        (772)          5         (1,957)          8         (4,433)          7
 Canceled ..................................      (4,226)         20         (1,704)         15           (935)         18
                                                 -------         ---        -------         ---        -------         ---
Options outstanding at December 31 .........      36,028         $11         35,982         $10         35,583         $11
Options exercisable at December 31 .........      31,689         $11         31,429         $10         30,721         $11
Weighted average fair value of options
 granted during the year ...................     $  7.14                    $  3.07                    $  9.06

     The following table summarizes information about stock options outstanding at December 31, 2001:


                                         OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
                             -------------------------------------------   -----------------------------
                                                  WEIGHTED     WEIGHTED                        WEIGHTED
                                                  AVERAGE       AVERAGE                        AVERAGE
                               DECEMBER 31,      REMAINING     EXERCISE      DECEMBER 31,      EXERCISE
                                   2001             LIFE         PRICE           2001           PRICE
                             ----------------   -----------   ----------   ---------------   -----------
                              (IN THOUSANDS)      (YEARS)                   (IN THOUSANDS)
Under $10.00 .............        19,256            3.73       $ 6.14         17,344           $ 6.16
$10.00 -- $23.63 .........        16,147            6.54        15.96         13,203            16.60
$23.63 and above .........           180            6.04        27.12            174            27.10

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


9. ACQUISITIONS

     The Company evaluates each of its acquisitions independently to determine the appropriate amortization period for the cost in excess of net asset value of purchased facilities. Each evaluation includes an analysis of historic and projected financial performance, evaluation of the estimated useful lives of buildings and fixed assets acquired, the indefinite lives of certificates of need and licenses acquired, the competition within local markets, lease terms where applicable, and the legal term of partnerships where applicable.


1999 ACQUISITIONS

     Effective June 29, 1999, the Company acquired from Mariner Post-Acute Network, Inc. ("Mariner") substantially all of the assets of Mariner's American Rehability Services division in a transaction accounted for as a purchase. At the time of the acquisition, Mariner operated approximately 160 outpatient rehabilitation centers in 18 states. The purchase price was approximately $54,521,000 in cash.

     At various dates and in separate transactions throughout 1999, the Company acquired ten outpatient rehabilitation facilities, eight outpatient surgery centers, two inpatient rehabilitation hospitals and four diagnostic imaging centers. The acquired operations are located throughout the United States. The total purchase price of the acquired operations was approximately $49,844,000. The form of consideration constituting the total purchase price was approximately $49,684,000 in cash and $160,000 in notes payable.

     In connection with these transactions, the Company entered into noncompete agreements with former owners totaling $2,996,000. In general, these noncompete agreements are payable in monthly or quarterly installments over periods ranging from five to ten years.

     The fair value of the total net assets relating to the 1999 acquisitions described above was approximately $23,245,000. The total cost of the 1999 acquisitions exceeded the fair value of the net assets acquired by approximately $81,120,000. Based on the evaluation of each acquisition utilizing the criteria described above, the Company determined that the cost in excess of net asset value of purchased facilities relating to the 1999 acquisitions should be amortized over periods ranging from 20 to 40 years on a straight-line basis. No other identifiable intangible assets were recorded in the acquisitions described above.


2000 ACQUISITIONS

     At various dates and in separate transactions throughout 2000, the Company acquired thirteen outpatient rehabilitation facilities, three outpatient surgery centers, three inpatient rehabilitation hospitals and thirteen diagnostic imaging centers. The acquired operations are located throughout the United States. The total purchase price of the acquired operations was approximately $75,365,000. The form of consideration constituting the total purchase price was approximately $74,137,000 in cash and $1,228,000 in notes payable.

     In connection with these transactions, the Company entered into noncompete agreements with former owners totaling $5,520,000. In general, these noncompete agreements are payable in monthly or quarterly installments over periods ranging from five to ten years.

     The fair value of the total net assets relating to the 2000 acquisitions described above was approximately $8,174,000. The total cost of the 2000 acquisitions exceeded the fair value of the net assets acquired by approximately $67,191,000. Based on the evaluation of each acquisition utilizing the criteria described above, the Company determined that the cost in excess of net asset value of purchased facilities relating to the 2000 acquisitions should be amortized over periods ranging from 20 to 40 years on a straight-line basis. No other identifiable intangible assets were recorded in the acquisitions described above.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


9. ACQUISITIONS - (CONTINUED)

2001 ACQUISITIONS

     At various dates and in separate transactions throughout 2001, the Company acquired two outpatient rehabilitation facilities, one outpatient surgery center and one diagnostic imaging center. The acquired operations are located in California, Maine and Texas. The total purchase price of the acquired operations was approximately $5,032,000, which was paid in cash.

     In connection with these transactions, the Company entered into noncompete agreements with former owners totaling $750,000. In general, these noncompete agreements are payable in monthly or quarterly installments over periods ranging from five to ten years.

     The fair value of the total net assets relating to the 2001 acquisitions described above was approximately $97,000. The total cost of the 2001 acquisitions exceeded the fair value of the net assets acquired by approximately $4,935,000. Based on the evaluation of each acquisition utilizing the criteria described above, the Company determined that the cost in excess of net asset value of purchased facilities relating to the 2001 acquisitions should be amortized over 20 years on a straight-line basis. No other identifiable intangible assets were recorded in the acquisitions described above. At December 31, 2001, the purchase price allocation associated with the 2001 acquisitions is preliminary in nature. During 2002 the Company will make adjustments, if necessary, to the purchase price allocation based on revisions to the fair value of the assets acquired.

     All of the acquisitions described above were accounted for as purchases and, accordingly, the results of operations of the acquired businesses (not material individually or in the aggregate) are included in the accompanying consolidated financial statements from their respective dates of acquisition.

10. INCOME TAXES

     HEALTHSOUTH and its subsidiaries file a consolidated federal income tax return. The partnerships and LLCs file separate income tax returns. HEALTHSOUTH's allocable portion of each partnership's income or loss is included in the taxable income of the Company. The remaining income or loss of each partnership and LLC is allocated to the other partners.

     The Company utilizes the liability method of accounting for income taxes, as required by Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 2000 are as follows:

                                                                 CURRENT        NONCURRENT          TOTAL
                                                              ------------   ---------------   ---------------
                                                                               (IN THOUSANDS)
Deferred tax assets:
 Net operating loss .......................................    $     --         $   5,864        $   5,864
 Accruals .................................................       9,063                --            9,063
 Impairment and restructuring charges .....................          --            41,932           41,932
 Other ....................................................          --             5,045            5,045
                                                               --------         ---------        ---------
Total deferred tax assets .................................       9,063            52,841           61,904
Deferred tax liabilities:
 Depreciation and amortization ............................          --          (123,901)        (123,901)
 Bad debts ................................................     (13,290)               --          (13,290)
 Capitalized costs ........................................          --           (81,779)         (81,779)
 Unrealized gain on available for sale securities .........          --            (7,526)          (7,526)
                                                               --------         ---------        ---------
Total deferred tax liabilities ............................     (13,290)         (213,206)        (226,496)
                                                               --------         ---------        ---------
Net deferred tax liabilities ..............................    $ (4,227)        $(160,365)       $(164,592)
                                                               ========         =========        =========

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


10. INCOME TAXES - (CONTINUED)

     Significant components of the Company's deferred tax assets and liabilities as of December 31, 2001 are as follows:

                                                                 CURRENT        NONCURRENT          TOTAL
                                                              ------------   ---------------   ---------------
                                                                               (IN THOUSANDS)
Deferred tax assets:
 Net operating loss .......................................    $      --       $   4,676         $   4,676
 Impairment and restructuring charges .....................           --          41,731            41,731
 Other ....................................................          317              --               317
                                                               ---------       ---------         ---------
Total deferred tax assets .................................          317          46,407            46,724
Deferred tax liabilities:
 Depreciation and amortization ............................           --        (194,881)         (194,881)
 Bad debts ................................................      (99,168)             --           (99,168)
 Capitalized costs ........................................           --        (100,945)         (100,945)
 Accruals .................................................       (1,022)             --            (1,022)
 Unrealized gain on available for sale securities .........           --         (10,116)          (10,116)
                                                               ---------       ---------         ---------
Total deferred tax liabilities ............................     (100,190)       (305,942)         (406,132)
                                                               ---------       ---------         ---------
Net deferred tax liabilities ..............................    $ (99,873)      $(259,535)        $(359,408)
                                                               =========       =========         =========

     At December 31, 2001, the Company has net operating loss carryforwards of approximately $12,889,000 for income tax purposes expiring through the year 2020. Those carryforwards resulted from the Company's acquisitions of Rebound, Inc., Horizon/CMS Healthcare Corporation, ASC Network Corporation, The Company Doctor and National Imaging Affiliates.

     The provision for income taxes was as follows:

                              YEAR ENDED DECEMBER 31,
                     -----------------------------------------
                        1999          2000           2001
                     ----------   -----------   --------------
                                  (IN THOUSANDS)
Current:
 Federal .........    $61,156      $ 74,243      $ (46,534)
 State ...........     11,623        11,117         (6,225)
                      -------      --------      ---------
                       72,779        85,360        (52,759)
Deferred:
 Federal .........     (4,916)       83,886        169,557
 State ...........       (934)       12,562         22,669
                      -------      --------      ---------
                       (5,850)       96,448        192,226
                      -------      --------      ---------
                      $66,929      $181,808      $ 139,467
                      =======      ========      =========


     The difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes was as follows:



                                                                     YEAR ENDED DECEMBER 31,
                                                            ------------------------------------------
                                                                1999           2000           2001
                                                            ------------   ------------   ------------
                                                                          (IN THOUSANDS)
Federal taxes at statutory rates ........................    $ 80,470       $195,774       $151,807
Add (deduct):
 State income taxes, net of federal tax benefit .........       6,948         15,391         10,689
 Minority interests .....................................     (30,264)       (34,678)       (32,158)
 Nondeductible goodwill .................................       9,304          2,452          6,869
 Disposal/impairment charges ............................       6,128             --             --
 Other ..................................................      (5,657)         2,869          2,260
                                                             --------       --------       --------
                                                             $ 66,929       $181,808       $139,467
                                                             ========       ========       ========


                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


11. COMMITMENTS AND CONTINGENCIES

     The Company is a party to legal proceedings incidental to its business. In the opinion of management, any ultimate liability with respect to these actions will not materially affect the consolidated financial position or results of operations of the Company.

     Beginning December 1, 1993, the Company became self-insured for professional liability and comprehensive general liability. The Company purchased coverage for all claims incurred prior to December 1, 1993. In addition, the Company purchased underlying insurance which would cover all claims once established limits have been exceeded. It is the opinion of management that at December 31, 2001 the Company has adequate reserves to cover losses on asserted and unasserted claims. In the fourth quarter of 2000, the Company formed an offshore captive insurance subsidiary to which it transitioned the administration of its self-insurance programs (see Note 1).

     In connection with the Horizon/CMS acquisition in 1997, the Company assumed Horizon/CMS's open professional and general liability claims. The Company has entered into an agreement with an insurance carrier to assume responsibility for the majority of open claims. Under this agreement, a "risk transfer" was conducted which converted Horizon/CMS's self-insured claims to insured liabilities consistent with the terms of the underlying insurance policy.

     Horizon/CMS is currently a party, or is subject, to certain litigation matters and disputes. The Company itself is, in general, not a party to such litigation. These matters include actions or investigations initiated by various federal and state regulatory agencies and other parties. Both Horizon/CMS and the Company are working to resolve these matters and cooperating fully with the various regulatory agencies involved. As of December 31, 2001, it was not possible for the Company to predict the ultimate outcome or effect of these matters. In management's opinion, the ultimate resolution of these matters will not have a material effect on the Company's consolidated financial position or results of operations.

     The Company was served with certain lawsuits filed beginning September 30, 1998, purporting to be class actions under the federal and Alabama securities laws. These lawsuits were filed following a decline in the Company's stock price at the end of the third quarter of 1998. Seven such suits were filed in the United States District Court for the Northern District of Alabama. In January 1999, those suits were ordered consolidated under the case style In re HEALTHSOUTH Corporation Securities Litigation, Master File No. CV98-O-2634-S. On April 12, 1999, the plaintiffs filed a consolidated amended complaint against the Company and certain of its officers and directors alleging that, during the period April 24, 1997 through September 30, 1998, the defendants misrepresented or failed to disclose certain material facts concerning the Company's business and financial condition and the impact of the Balanced Budget Act of 1997 on the Company's operations in order to artificially inflate the price of the Company's common stock and issued or sold shares of such stock during the purported class period, all allegedly in violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. Certain of the named plaintiffs in the consolidated amended complaint also purport to represent separate subclasses consisting of former stockholders of Horizon/CMS Healthcare Corporation and National Surgery Centers, Inc. who received shares of the Company's Common Stock in connection with such acquisitions and who assert additional claims under
Section 11 of the Securities Act of 1933 with respect to the registration of securities issued in those acquisitions.

     Additionally, another suit has been filed in the Circuit Court of Jefferson County, Alabama, purportedly as a derivative action on behalf of the Company. This suit largely replicates the allegations of the federal actions described in the preceding paragraph and alleges that the current directors of the Company, certain former directors and certain officers of the Company breached their fiduciary duties to the Company and engaged in other allegedly tortious conduct. The plaintiff in that case has forborne pursuing its claim thus far pending further progress in the federal actions, and the Company has not yet been required to file a responsive pleading in the case. Another non-derivative state court action was voluntarily dismissed by the plaintiff, without prejudice.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


11. COMMITMENTS AND CONTINGENCIES - (CONTINUED)

     The Company filed its motion to dismiss the consolidated amended complaint in the federal action in late June 1999. The court denied that motion to dismiss in December 2000. The Company believes that all claims asserted in the above suits are without merit, and expects to vigorously defend against such claims. Because such suits remain at an early stage, the Company cannot predict the outcome of any such suits or the magnitude of any potential loss if the Company's defense is unsuccessful.

     In late December 2001, the Department of Justice (DOJ) filed a Notice of Election to Intervene in Part in a case styled United States ex rel. DeWayne Manning v. HEALTHSOUTH Corporation. The Department's Notice indicated that it was partially intervening in a complaint under the federal False Claims Act filed by a former employee of the Company which alleged that certain physical therapy practices, primarily involving the use of physical therapy aids and other assistive personnel, violated Medicare regulations related to the provision of physical therapy to Medicare beneficiaries in freestanding outpatient centers. On January 15, 2002, the Court entered an Order granting the Department 120 days from that date to file and serve its complaint. The Company has not been served with any of the underlying complaints to date. Based upon the information available, management believes that the DOJ's theory with respect to the issues regarding the use of physical therapy aides and other assistive personnel is without support in applicable law or regulation and is inconsistent with traditionally accepted practices in the physical therapy industry. Accordingly, the Company expects to vigorously defend against the claims asserted at such time as it is served with the complaints.

     At December 31, 2001, committed capital expenditures for the next twelve months are $57,063,000.

     Operating leases generally consist of short-term lease agreements for buildings where facilities are located. These leases generally have 5-year terms, with one or more renewal options, with terms to be negotiated at the time of renewal. Total rental expense for all operating leases was $233,895,000, $248,782,000 and $252,684,000 for the years ended December 31, 1999, 2000 and
2001, respectively.

     The Company has entered into two tax retention operating lease agreements for its Corporate headquarters and nine rehabilitation hospitals. These agreements terminate on June 22, 2003 and at termination, unless the Company renegotiates to extend the leases, it must purchase the facilities or obtain a purchaser for them. The Company provides a residual value guaranty of approximately $163,690,000 related to these lease agreements.

     In December 2001, the Company entered into a seven-and-one-half year lease to fund the construction and equipping of a new state-of-the-art digital hospital. The lease will be classified as an operating lease for financial reporting purposes. The digital hospital will be constructed in Birmingham, Alabama, on land that is owned by the Company and is ground leased to the lessor for the term of the lease. The terms of the lease provide for thirty months in which to construct the project. The lessor will then lease the completed project to the Company for a minimum of five years. At the end of the lease term, the Company has the option to purchase the facility or obtain a purchaser for the facility. The Company provides a residual value guaranty of 85% of the value of the improvements. In connection with the lease, the lessor will incur debt up to $200,000,000, which is not reflected in the accompanying financial statements of the Company.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


11. COMMITMENTS AND CONTINGENCIES - (CONTINUED)

     The following is a schedule of future minimum lease payments under all operating leases having initial or remaining non-cancelable lease terms in excess of one year:


       YEAR ENDING DECEMBER 31,                      (IN THOUSANDS)
       ------------------------------------------   ---------------
       2002 .....................................      $  223,638
       2003 .....................................         191,737
       2004 .....................................         163,482
       2005 .....................................         131,332
       2006 .....................................         106,301
       After 2007 ...............................         552,951
                                                       ----------
       Total minimum payments required ..........      $1,369,441
                                                       ==========


12. EMPLOYEE BENEFIT PLANS

     The Company has a 401(k) savings plan which matches 15% of the first 4% of earnings that an employee contributes. All contributions are in the form of cash. All employees who have completed one year of service with a minimum of 1,000 hours worked are eligible to participate in the plan. Company contributions are gradually vested over a seven-year service period. Contributions to the plan by the Company were approximately $4,608,000, $4,712,000 and $4,050,000 in 1999, 2000 and 2001, respectively.

     In 1991, the Company established an Employee Stock Ownership Plan ("ESOP") for the purpose of providing substantially all employees of the Company the opportunity to save for their retirement and acquire a proprietary interest in the Company. The ESOP currently owns approximately 3,320,000 shares of the Company's common stock, which were purchased with funds borrowed from the Company, $10,000,000 in 1991 (the "1991 ESOP Loan") and $10,000,000 in 1992 (the
"1992 ESOP Loan"). At December 31, 2001, the combined ESOP Loans had a balance of $2,699,000. The 1991 ESOP Loan, which bears an interest rate of 10%, is payable in annual installments covering interest and principal over a ten-year period beginning in 1992. The 1992 ESOP Loan, which bears an interest rate of 8.5%, is payable in annual installments covering interest and principal over a ten-year period beginning in 1993. Company contributions to the ESOP began in 1992 and shall at least equal the amount required to make all ESOP loan amortization payments for each plan year. The Company recognizes compensation expense based on the shares allocated method. Compensation expense related to the ESOP recognized by the Company was $3,197,000, $3,176,000 and $1,519,000 in 1999, 2000 and 2001, respectively. Interest incurred on the ESOP Loans was approximately $715,000, $483,000 and $229,000 in 1999, 2000 and 2001,
respectively. Approximately 2,770,000 shares owned by the ESOP have been allocated to participants at December 31, 2001.

     During 1993, the American Institute of Certified Public Accountants issued Statement of Position 93-6, Employers Accounting for Employee Stock Ownership Plans ("SOP 93-6"). Among other provisions, SOP 93-6 requires that compensation expense relating to employee stock ownership plans be measured based on the fair market value of the shares when allocated to the employees. The provisions of SOP 93-6 apply only to leveraged ESOPs formed after December 31, 1992, or shares newly acquired by an existing leveraged ESOP after December 31, 1992. Because all shares owned by the Company's ESOP were acquired prior to December 31, 1992, the Company's accounting policies for the shares currently owned by the ESOP are not affected by SOP 93-6.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


13. IMPAIRMENT AND RESTRUCTURING CHARGES

     During the third quarter of 1998, the Company recorded impairment and restructuring charges of approximately $72,000,000 related to the Company's decision to dispose of or otherwise discontinue substantially all of its home health operations. The decision was prompted in large part by the negative impact of the 1997 Balanced Budget Act, which placed reimbursement limits on home health businesses. The limits were announced in March 1998, and the Company began to see the adverse affect on home health margins. Based on this unfavorable trend, management prepared a plan to exit the home health operations described above. The plan was approved by the Board of Directors on September 16, 1998. Revenues and losses before income taxes and minority interests for the home health operations were $71,163,000 and $(4,261,000), respectively, during the year ended December 31, 1998. The home health operations have been included in the inpatient and other clinical services segment. The home health operations covered by the plan included approximately 35 locations, all of which were closed by December 31, 1998.

     The Company has developed a strategic plan to provide integrated services in major markets throughout the United States. In the fourth quarter of 1998, the Company recorded a restructuring charge of approximately $404,000,000 as a result of its decision to close certain facilities that did not fit with the Company's strategic vision, underperforming facilities and facilities not located in target markets. The Company's Board of Directors approved the restructuring plan on December 10, 1998. A total of 167 facilities were included in the plan, including 110 outpatient rehabilitation facilities, 7 inpatient rehabilitation hospitals, 29 outpatient surgery centers, and 21 diagnostic centers. Some of these facilities had multiple business units associated with the operation. The identified facilities contributed $140,087,000 to the Company's revenue and $(9,907,000) to the Company's income before income taxes and minority interests during 1998. Approximately 97.8% of the locations identified in the fourth quarter restructuring plan have been closed.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


     The restructuring activities (shown below in tabular form) primarily relate to asset write-downs, lease abandonments and the elimination of job responsibilities resulting in costs incurred to sever employees. Details of the impairment and restructuring charges, separated by the amounts recorded in the third and fourth quarter of 1998, respectively, are as follows:





                                                               ACTIVITY                              ACTIVITY
                                                       ------------------------              ------------------------
                                        RESTRUCTURING     CASH       NON-CASH    BALANCE AT     CASH       NON-CASH
DESCRIPTION                                 CHARGE      PAYMENTS   IMPAIRMENTS    12/31/98    PAYMENTS   IMPAIRMENTS
-------------------------------------- --------------- ---------- ------------- ------------ ---------- -------------
                                                                       (IN THOUSANDS)
Third Quarter 1998 Charge:
 Property, plant and equipment:
 Leasehold improvements ..............    $     820     $     --    $     820     $     --    $     --       $--
 Furniture, fixtures and equipment ...        7,543           --        7,543           --          --        --
                                          ---------     --------    ---------     --------    --------       ---
                                              8,363           --        8,363           --          --        --
 Intangible assets:
 Goodwill ............................       53,485           --       53,485           --          --        --
 Noncompete agreements ...............          678           --          678           --          --        --
 Other intangible assets .............          222           --          222           --          --        --
                                          ---------     --------    ---------     --------    --------       ---
                                             54,385           --       54,385           --          --        --
 Lease abandonment costs .............        2,618        2,618           --           --          --        --
 Other assets ........................        4,908           --        4,908           --          --        --
 Other incremental costs .............        1,435        1,020           --          415         415        --
                                          ---------     --------    ---------     --------    --------       ---
Total Third Quarter 1998 Charge ......    $  71,709     $  3,638    $  67,656     $    415    $    415       $--
                                          =========     ========    =========     ========    ========       ===
Fourth Quarter 1998 Charge:
 Property, plant and equipment:
  Land and buildings .................    $  38,741     $     --    $  38,741     $     --    $     --       $--
  Leasehold improvements .............       27,187           --       27,187           --          --        --
  Furniture, fixtures and equipment ..       71,952           --       71,952           --          --        --
                                          ---------     --------    ---------     --------    --------       ---
                                            137,880           --      137,880           --          --        --
 Intangible assets:
  Goodwill ...........................      154,840           --      154,840           --          --        --
  Noncompete agreements ..............       10,632           --       10,632           --          --        --
  Other intangible assets ............        1,272           --        1,272           --          --        --
                                          ---------     --------    ---------     --------    --------       ---
                                            166,744           --      166,744           --          --        --
 Lease abandonment costs .............       49,476           --           --       49,476      17,110        --
 Other assets ........................       19,857           --       19,857           --          --        --
 Severance packages ..................        6,027        4,753           --        1,274       1,274        --
 Other incremental costs .............       24,089        8,100           --       15,989       8,978        --
                                          ---------     --------    ---------     --------    --------       ---
Total Fourth Quarter 1998 Charge .....    $ 404,073     $ 12,853    $ 324,481     $ 66,739    $ 27,362       $--
                                          =========     ========    =========     ========    ========       ===



                                                            ACTIVITY                              ACTIVITY
                                                    ------------------------              ------------------------
                                        BALANCE AT     CASH       NON-CASH    BALANCE AT     CASH       NON-CASH    BALANCE AT
DESCRIPTION                              12/31/99    PAYMENTS   IMPAIRMENTS    12/31/00    PAYMENTS   IMPAIRMENTS    12/31/01
-------------------------------------- ------------ ---------- ------------- ------------ ---------- ------------- -----------
                                                                           (IN THOUSANDS)
Third Quarter 1998 Charge:
 Property, plant and equipment:
 Leasehold improvements ..............   $     --    $     --       $--        $     --    $    --        $--         $   --
 Furniture, fixtures and equipment ...         --          --        --              --         --         --             --
                                         --------    --------       ---        --------    -------        ---         ------
                                               --          --        --              --         --         --             --
 Intangible assets:
 Goodwill ............................         --          --        --              --         --         --             --
 Noncompete agreements ...............         --          --        --              --         --         --             --
 Other intangible assets .............         --          --        --              --         --         --             --
                                         --------    --------       ---        --------    -------        ---         ------
                                               --          --        --              --         --         --             --
 Lease abandonment costs .............         --          --        --              --         --         --             --
 Other assets ........................         --          --        --              --         --         --             --
 Other incremental costs .............         --          --        --              --         --         --             --
                                         --------    --------       ---        --------    -------        ---         ------
Total Third Quarter 1998 Charge ......   $     --    $     --       $--        $     --    $    --        $--         $   --
                                         ========    ========       ===        ========    =======        ===         ======
Fourth Quarter 1998 Charge:
 Property, plant and equipment:
  Land and buildings .................   $     --    $     --       $--        $     --    $    --        $--         $   --
  Leasehold improvements .............         --          --        --              --         --         --             --
  Furniture, fixtures and equipment...         --          --        --              --         --         --             --
                                         --------    --------       ---        --------    -------        ---         ------
                                               --          --        --              --         --         --             --
 Intangible assets:
  Goodwill ...........................         --          --        --              --         --         --             --
  Noncompete agreements ..............         --          --        --              --         --         --             --
  Other intangible assets ............         --          --        --              --         --         --             --
                                         --------    --------       ---        --------    -------        ---         ------
                                               --          --        --              --         --         --             --
 Lease abandonment costs .............     32,366      11,253        --          21,113    $11,648         --          9,465
 Other assets ........................         --          --        --              --         --         --             --
 Severance packages ..................         --          --        --              --         --         --             --
 Other incremental costs .............      7,011       7,011        --              --         --         --             --
                                         --------    --------       ---        --------    -------        ---         ------
Total Fourth Quarter 1998 Charge .....   $ 39,377    $ 18,264       $--        $ 21,113    $11,648        $--         $9,465
                                         ========    ========       ===        ========    =======        ===         ======

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


13. IMPAIRMENT AND RESTRUCTURING CHARGES - (CONTINUED)

     The remaining balances at December 31, 2000 and 2001, are included in accrued interest payable and other liabilities in the accompanying consolidated balance sheets.

     In addition to the third and fourth quarter 1998 charges described above, the Company recorded an impairment charge of approximately $8,000,000 in the fourth quarter of 1998 related to a rehabilitation hospital it had closed. The write-down was based on an independent appraisal, which reflected a decline in valuation since the original closure. The hospital was closed in 1995 as a result of duplicative services in a single market. At that time, the hospital was written down to its then-estimated fair value and classified as assets held for sale.

     The Company abandoned certain equipment and sold certain properties and equipment during 2000, which were associated with the 1998 closed facilities. The fair value of assets remaining to be sold is approximately $19,725,000 compared to $24,559,000 as of December 31, 2000. The Company expects to have all properties sold by the end of 2003. The effect of suspending depreciation is immaterial. For assets that will not be abandoned, the fair values were based on independent appraisals or estimates of recoverability for similar closings.

     During the fourth quarter of 1999, in accordance with FASB Statement No. 121 ("SFAS No. 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the Company recorded an asset impairment charge of $121,037,000. Management evaluated the financial performance of each of its facilities to determine if there are trends which would indicate that a facility's ability to recover its investment in its long-lived assets had been impaired. Based on this evaluation, the Company determined that property, plant and equipment with a carrying value of $38,050,000 and intangibles with a carrying value of $95,091,000 were impaired and wrote them down by $25,807,000 and $95,091,000 respectively, to their fair market value. In addition, the Company plans to sell certain property, plant, and equipment with a carrying amount of $2,339,000 in 2002 and has estimated the sales value, net of related costs to sell, at $2,200,000. Accordingly, the Company recorded an impairment loss of $139,000 on these assets, which is included in the 1999 impairment and restructuring charge. See Note 14 for the impact of impairment losses on operating segments.


14. OPERATING SEGMENTS

     The accounting policies of the segments are the same as those for the Company described in Note 1, Significant Accounting Policies. Intrasegment revenues are not significant. The Company's Chief Operating Decision Maker evaluates the performance of its segments and allocates resources to these segments based on income before minority interests and income taxes and earnings before interest, income taxes, depreciation and amortization ("EBITDA"). In addition, certain revenue producing functions are managed directly from the Corporate office and are not included in operating results for management reporting. Non-patient care assets represent those assets under the direct management of Corporate office personnel.

     Operating results and other financial data are presented for the principal operating segments as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                   ---------------------------------------------
                                                        1999            2000            2001
                                                   -------------   -------------   -------------
                                                                  (IN THOUSANDS)
Revenues:
 Inpatient and other clinical services .........    $1,963,551      $1,928,823      $2,008,108
 Outpatient services ...........................     2,086,518       2,248,410       2,349,420
                                                    ----------      ----------      ----------
                                                     4,050,069       4,177,233       4,357,528
 Non-patient care services .....................        22,038          17,882          22,949
                                                    ----------      ----------      ----------
Consolidated revenues ..........................    $4,072,107      $4,195,115      $4,380,477
                                                    ==========      ==========      ==========

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


14. OPERATING SEGMENTS - (CONTINUED)

                                                                            YEAR ENDED DECEMBER 31,
                                                                 ---------------------------------------------
                                                                      1999            2000            2001
                                                                 -------------   -------------   -------------
                                                                                (IN THOUSANDS)
Income before income taxes and minority interests (excluding loss on sale of assets and impairment and restructuring
 charge):
   Inpatient and other clinical services .....................    $  532,650      $  380,254      $  419,544
   Outpatient services .......................................       445,860         509,910         565,191
                                                                  ----------      ----------      ----------
                                                                     978,510         890,164         984,735
   Non-patient care services .................................      (347,581)       (330,810)       (351,851)
                                                                  ----------      ----------      ----------
Consolidated income before income taxes and minority
 interests ...................................................       630,929         559,354         632,884
Loss on sale of assets and impairment and restructuring charge      (401,014)             --        (199,150)
                                                                  ----------      ----------      ----------
Consolidated income before income taxes and minority
 interests ...................................................    $  229,915      $  559,354      $  433,734
                                                                  ==========      ==========      ==========
Depreciation and amortization:
 Inpatient and other clinical services .......................    $  136,739      $  128,344      $  130,422
 Outpatient services .........................................       163,236         172,011         189,950
                                                                  ----------      ----------      ----------
                                                                     299,975         300,355         320,372
 Non-patient care services ...................................        74,273          60,492          54,898
                                                                  ----------      ----------      ----------
Consolidated depreciation and amortization ...................    $  374,248      $  360,847      $  375,270
                                                                  ==========      ==========      ==========
Interest expense:
 Inpatient and other clinical services .......................    $   45,120      $   58,134      $   40,602
 Outpatient services .........................................         9,608          10,328           7,958
                                                                  ----------      ----------      ----------
                                                                      54,728          68,462          48,560
 Non-patient care services ...................................       121,924         153,133         169,540
                                                                  ----------      ----------      ----------
Consolidated interest expense ................................    $  176,652      $  221,595      $  218,100
                                                                  ==========      ==========      ==========
Interest income:
 Inpatient and other clinical services .......................    $    1,869      $    1,876      $      611
 Outpatient services .........................................         1,518           1,182             975
                                                                  ----------      ----------      ----------
                                                                       3,387           3,058           1,586
 Non-patient care services ...................................         7,200           6,046           5,763
                                                                  ----------      ----------      ----------
Consolidated interest income .................................    $   10,587      $    9,104      $    7,349
                                                                  ==========      ==========      ==========

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


14. OPERATING SEGMENTS - (CONTINUED)

                                                                            YEAR ENDED DECEMBER 31,
                                                                 ---------------------------------------------
                                                                      1999            2000            2001
                                                                 -------------   -------------   -------------
                                                                                (IN THOUSANDS)
EBITDA (excluding loss on sale of assets and impairment and
 restructuring charge):
 Inpatient and other clinical services .......................    $  710,202      $  566,823      $  589,958
 Outpatient services .........................................       620,822         691,591         762,123
                                                                  ----------      ----------      ----------
                                                                   1,331,024       1,258,414       1,352,081
 Non-patient care services ...................................      (159,782)       (125,722)       (133,176)
                                                                  ----------      ----------      ----------
Consolidated EBITDA (excluding loss on sale of assets and
 impairment and restructuring charge):                             1,171,242       1,132,692       1,218,905
Loss on sale of assets and impairment and restructuring charge      (401,014)             --        (199,150)
                                                                  ----------      ----------      ----------
Consolidated EBITDA ..........................................    $  770,228      $1,132,692      $1,019,755
                                                                  ==========      ==========      ==========
Assets:
 Inpatient and other clinical services .......................                    $3,277,840      $3,168,489
 Outpatient services .........................................                     3,778,884       3,826,972
                                                                                  ----------      ----------
                                                                                   7,056,724       6,995,461
 Non-patient care services ...................................                       323,716         583,776
                                                                                  ----------      ----------
Total assets .................................................                    $7,380,440      $7,579,237
                                                                                  ==========      ==========

15. RELATED PARTY

     In December 1999, the Company acquired 6,390,583 shares of Series A Convertible Preferred Stock of MedCenterDirect.com, Inc., a development-stage healthcare e-procurement company, in a private placement for a purchase price of $0.3458 per share. Various persons affiliated or associated with the Company, including various of the Company's Directors and executive officers, also purchased shares in the private placement. Under a Stockholders Agreement, the Company and the other holders of the Series A Convertible Preferred Stock, substantially all of whom may be deemed to be Company affiliates or associates, have the right to elect 50% of the directors of MedCenterDirect.com. During 2001, the Company paid $100,044,296 for the purchase of goods, supplies and related services. In addition, the Company provided a guaranty of $15,000,000 of indebtedness from MedCenterDirect.com to an outside lender.

     In April 2001, the Company acquired 3,932,500 shares of common stock in Source Medical Solutions, Inc. (Source Medical) in a private placement for a purchase price of $0.10 per share. Various persons affiliated or associated with the Company, including some of the Company's executive officers, also purchased shares in the private placement. Source Medical was established for the purpose of allowing commercial exploitation of the Company's wireless clinical documentation system, which was originally known as the HEALTHSOUTH Clinical Automation Program and is now marketed by Source Medical under the name "TherapySource". As of July 1, 2001, the Company sold the assets, including the intellectual property assets, associated with TherapySource to Source Medical for $25,000,000 and entered into an agreement to license TherapySource back from Source Medical. During 2001, the Company paid Source Medical approximately $2,513,813 for services under such agreement. At December 31, 2001, the Company has a receivable from Source Medical of approximately $82,000,000 included in Other Assets on the balance sheet. In addition, the Company provided a guaranty of $6,000,000 of indebtedness from Source Medical to an outside lender.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

16. LOSS ON SALE OF ASSETS

     During the second quarter of 2001, the Company sold substantially all of its occupational medicine operations to US Healthworks, Inc. and its Richmond, Virginia medical center to HCA -- The Healthcare Company. These transactions yielded net cash proceeds of approximately $98,882,000 and a net loss on the sale of assets of $139,883,000.

     During the fourth quarter of 2001, the Company sold its diagnostic operations in the United Kingdom to Lodestone Patient Care, Limited and four non-strategic rehabilitation hospitals to Meadowbrook Healthcare Corporation. These transactions yielded net cash proceeds of approximately $31,919,000 and a net loss on sale of assets of $18,847,000. The Company also completed a sale-leaseback transaction for thirteen of its facilities which yielded net cash proceeds of $79,735,000 and a net loss on the sale of assets of $15,397,000. Aggregate annual lease payments for these properties total $8,558,000.

                         MARKET FOR HEALTHSOUTH'S COMMON
                     EQUITY AND RELATED STOCKHOLDER MATTERS

     HEALTHSOUTH common stock is listed for trading on the New York Stock Exchange under the symbol "HRC". The following table sets forth for the fiscal periods indicated the high and low reported sale prices for HEALTHSOUTH common stock as reported on the NYSE Composite Transactions Tape.

                                                   REPORTED
                                                  SALE PRICE
                                           -------------------------
                                               HIGH          LOW
                                           -----------   -----------
        2001
        ----
          First Quarter ................     $16.50        $12.55
          Second Quarter ...............      15.97         11.40
          Third Quarter ................      18.30         14.35
          Fourth Quarter ...............      16.50         11.99

        2000
        ----
          First Quarter ................     $ 7.31        $ 4.75
          Second Quarter ...............       8.56          5.38
          Third Quarter ................       8.12          5.19
          Fourth Quarter ...............      17.50          8.12


                              ------------------
     The closing price per share for HEALTHSOUTH common stock on the New York Stock Exchange on April 2, 2002, was $13.84.

     There were approximately 6,680 holders of record of HEALTHSOUTH common stock as of March 28, 2002.

     We have never paid cash dividends on our common stock and we do not anticipate paying cash dividends in the foreseeable future. We currently anticipate that any future earnings will be retained to finance our operations.


RECENT SALES OF UNREGISTERED SECURITIES

   We had no unregistered sales of equity securities in 2001.


               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

     We have not changed independent accountants within the 24 months prior to December 31, 2001.

                                   APPENDIX B



                       HEALTHSOUTH AUDIT COMMITTEE CHARTER


ORGANIZATION

     This charter governs the operations of the Audit Committee. The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors for any revisions. The committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company, as determined by the Board of Directors in its business judgment. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.


STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the Company's stockholders, the investment community, and others relating to the Company`s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.


RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

   (1) The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's stockholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors.

   (2) The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

   (3) The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

   (4) The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including the independent auditors' judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.


SCOPE OF RESPONSIBILITY

     The Audit Committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls, and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Audit Committee is not of the same quality as the audit performed by the independent auditors.

--------------------------------------------------------------------------------
                            HEALTHSOUTH CORPORATION
          PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS -- MAY 16, 2002

               THIS PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS

     The undersigned hereby revoke(s) any and all proxies previously given by the undersigned to vote or act with respect to the common stock of HEALTHSOUTH Corporation owned by the undersigned, and appoints RICHARD M. SCRUSHY and WILLIAM T. OWENS or __________________, and each of them, with several powers of substitution, as proxies to vote the shares of common stock, par value $.01 per share, of HEALTHSOUTH Corporation that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of HEALTHSOUTH Corporation to be held at One HealthSouth Parkway, Birmingham, Alabama, on Thursday, May 16, 2002, at 2:00 p.m., C.D.T., and at any adjournment(s) or postponement(s) of the annual meeting.


  1. ELECTION OF DIRECTORS
     [ ] FOR all nominees listed below              [ ] WITHHOLD AUTHORITY to vote
         (Except as  marked to the contrary below)      for all nominees listed below


Richard M. Scrushy         Joel C. Gordon                 Larry D. Striplin, Jr.
John S. Chamberlin         Charles W. Newhall III         George H. Strong
C. Sage Givens             William T. Owens               Phillip C. Watkins, M.D.

INSTRUCTION:  TO  WITHHOLD  AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK A
  LINE THROUGH THAT NOMINEE'S NAME IN THE LIST PROVIDED ABOVE.
     2. IN THE DISCRETION OF THE PROXIES, TO ACT UPON ANY OTHER MATTER INCIDENTAL TO THE FOREGOING OR THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) OF THE ANNUAL MEETING.


                                       (Continued and to be signed on reverse.)


--------------------------------------------------------------------------------



--------------------------------------------------------------------------------


                         (Continued from other side.)

     THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1. IF YOU WISH TO WITHHOLD THE DISCRETIONARY AUTHORITY DESCRIBED IN ITEM 2 ABOVE, MARK A LINE THROUGH THE ENTIRE ITEM 2.

     Please mark, date, sign and promptly mail this proxy using the enclosed envelope. No postage is required.


                                    DATED_______________________________,  2001

                                    _____________________________________
                                    Signature of Stockholder

                                    _____________________________________
                                    Signature of Stockholder

                                    Please sign your name as it appears on
                                    this form of proxy. If there is more
                                    than one owner, each owner should
                                    sign. If you are signing as an
                                    attorney, administrator, executor,
                                    guardian or trustee, please indicate
                                    the capacity in which you are signing.
                                    If executed by a corporation or
                                    partnership, this form of proxy must
                                    be signed by an authorized
                                    representative.
--------------------------------------------------------------------------------